                                                                     Exhibit 4.1

================================================================================

                        NORCROSS SAFETY PRODUCTS L.L.C.,
                             NORCROSS CAPITAL CORP.
                                   as Issuers,

                           The GUARANTORS named herein

                                       and

                      WILMINGTON TRUST COMPANY, as Trustee

                              --------------------

                                    INDENTURE

                           Dated as of August 13, 2003

                              --------------------

               9 7/8% Senior Subordinated Notes due 2011, Series A 9 7/8% Senior Subordinated Notes due 2011, Series B

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                                  Indenture
Section                                                                                 Section
-------                                                                                ---------
310(a)(1).......................................................................       7.10
   (a)(2).......................................................................       7.10
   (a)(3).......................................................................       N.A.
   (a)(4).......................................................................       N.A
   (b)..........................................................................       7.08; 7.10
   (c)..........................................................................       N.A.
311(a)..........................................................................       7.11
   (b)..........................................................................       7.11
   (c)..........................................................................       N.A.
312(a)..........................................................................       2.05
   (b)..........................................................................       13.03
   (c)..........................................................................       13.03
313(a)..........................................................................       7.06
   (b)..........................................................................       7.06
   (c)..........................................................................       7.06; 13.02
   (d)..........................................................................       7.06
314(a)..........................................................................       4.02; 13.02
   (b)..........................................................................       N.A.
   (c)(1).......................................................................       13.04; 13.05
   (c)(2).......................................................................       13.04; 13.05
   (c)(3).......................................................................       N.A.
   (d)..........................................................................       N.A.
   (e)..........................................................................       13.05
   (f)..........................................................................       N.A.
315(a)..........................................................................       7.01; 7.02
   (b)..........................................................................       7.05; 13.02
   (c)..........................................................................       7.01
   (d)..........................................................................       7.01; 7.02
   (e)..........................................................................       6.11
316(a) (last sentence)..........................................................       2.09
   (a)(1)(A)....................................................................       6.05
   (a)(1)(B)....................................................................       6.04
   (a)(2).......................................................................       8.02
   (b)..........................................................................       6.07
   (c)..........................................................................       8.04
317(a)(1).......................................................................       6.08
   (a)(2).......................................................................       6.09
   (b)..........................................................................       2.04
318(a)..........................................................................       13.01

                            N.A. means Not Applicable

----------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
                                             ARTICLE 1

                             DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions......................................................................1
Section 1.02.   Other Definitions...............................................................24
Section 1.03.   Incorporation by Reference of Trust Indenture Act...............................25
Section 1.04.   Rules of Construction...........................................................25

                                             ARTICLE 2

                                             THE NOTES

Section 2.01.   Form and Dating.................................................................26
Section 2.02.   Execution and Authentication....................................................26
Section 2.03.   Registrar and Paying Agent......................................................27
Section 2.04.   Paying Agent to Hold Assets in Trust............................................27
Section 2.05.   Noteholder Lists................................................................27
Section 2.06.   Transfer and Exchange...........................................................28
Section 2.07.   Replacement Notes...............................................................28
Section 2.08.   Outstanding Notes...............................................................28
Section 2.09.   Treasury Notes..................................................................29
Section 2.10.   Temporary Notes.................................................................29
Section 2.11.   Cancellation....................................................................29
Section 2.12.   Defaulted Interest..............................................................29
Section 2.13.   Deposit of Moneys...............................................................30
Section 2.14.   CUSIP Number....................................................................30
Section 2.15.   Book-Entry Provisions for Global Notes..........................................30
Section 2.16.   Registration of Transfers and Exchanges.........................................31
Section 2.17.   Restrictive Legends.............................................................34

                                             ARTICLE 3

                                             REDEMPTION

Section 3.01.   Notices to Trustee..............................................................35
Section 3.02.   Selection of Notes to Be Redeemed...............................................35
Section 3.03.   Notice of Redemption............................................................36
Section 3.04.   Effect of Notice of Redemption..................................................36
Section 3.05.   Deposit of Redemption Price.....................................................36
Section 3.06.   Notes Redeemed in Part..........................................................37

                                             ARTICLE 4

                                             COVENANTS

Section 4.01.   Payment of Notes................................................................37
Section 4.02.   Provision of Financial Statements and Other Information.........................37
Section 4.03.   Waiver of Stay, Extension or Usury Laws.........................................38
Section 4.04.   Compliance Certificate; Notice of Default; Tax Information......................38

                                                                                                Page
                                                                                                ----
Section 4.05.   Payment of Taxes and Other Claims...............................................39
Section 4.06.   Corporate Existence.............................................................39
Section 4.07.   Maintenance of Office or Agency.................................................39
Section 4.08.   [Reserved.].....................................................................39
Section 4.09.   Maintenance of Properties and Insurance.........................................39
Section 4.10.   Limitation on Additional Indebtedness...........................................40
Section 4.11.   Limitation on Restricted Payments...............................................40
Section 4.12.   Limitation on Other Senior Subordinated Indebtedness............................43
Section 4.13.   Limitation on Certain Asset Sales...............................................44
Section 4.14.   Limitation on Transactions with Affiliates......................................46
Section 4.15.   Limitation on Liens.............................................................47
Section 4.16.   Change of Control...............................................................48
Section 4.17.   Limitation on Dividend and Other Payment
                   Restrictions Affecting Restricted Subsidiaries...............................49
Section 4.18.   Limitation on Conduct of Business...............................................51
Section 4.19.   Limitation on Preferred Stock of Restricted Subsidiaries........................51
Section 4.20.   Additional Subsidiary Guarantors................................................51
Section 4.21.   Limitation on Sale and Lease-Back Transactions..................................51
Section 4.22.   Payments for Consent............................................................52

                                             ARTICLE 5

                                       SUCCESSOR CORPORATION

Section 5.01.   Limitation on Consolidation, Merger and Sale of Assets..........................52
Section 5.02.   Successor Person Substituted....................................................52

                                             ARTICLE 6

                                       DEFAULTS AND REMEDIES

Section 6.01.   Events of Default...............................................................53
Section 6.02.   Acceleration....................................................................54
Section 6.03.   Other Remedies..................................................................55
Section 6.04.   Waiver of Past Defaults and Events of Default...................................55
Section 6.05.   Control by Majority.............................................................55
Section 6.06.   Limitation on Suits.............................................................56
Section 6.07.   Rights of Holders to Receive Payment............................................56
Section 6.08.   Collection Suit by Trustee......................................................56
Section 6.09.   Trustee May File Proofs of Claim................................................56
Section 6.10.   Priorities......................................................................57
Section 6.11.   Undertaking for Costs...........................................................57

                                             ARTICLE 7

                                              TRUSTEE

Section 7.01.   Duties of Trustee...............................................................57
Section 7.02.   Rights of Trustee...............................................................58
Section 7.03.   Individual Rights of Trustee....................................................59
Section 7.04.   Trustee's Disclaimer............................................................59
Section 7.05.   Notice of Defaults..............................................................59
Section 7.06.   Reports by Trustee to Holders...................................................59
Section 7.07.   Compensation and Indemnity......................................................60

                                                                                                Page
                                                                                                ----
Section 7.08.   Replacement of Trustee..........................................................60
Section 7.09.   Successor Trustee by Consolidation, Merger or Conversion........................61
Section 7.10.   Eligibility; Disqualification...................................................61
Section 7.11.   Preferential Collection of Claims Against Issuers...............................61

                                             ARTICLE 8

                                AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.   Without Consent of Holders......................................................62
Section 8.02.   With Consent of Holders.........................................................62
Section 8.03.   Compliance with TIA.............................................................63
Section 8.04.   Revocation and Effect of Consents...............................................63
Section 8.05.   Notation on or Exchange of Notes................................................64
Section 8.06.   Trustee to Sign Amendments, etc.................................................64

                                             ARTICLE 9

                                 DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.   Satisfaction and Discharge of Indenture.........................................64
Section 9.02.   Legal Defeasance................................................................65
Section 9.03.   Covenant Defeasance.............................................................66
Section 9.04.   Conditions to Legal Defeasance or Covenant Defeasance...........................66
Section 9.05.   Application of Trust Money......................................................67
Section 9.06.   Repayment to the Issuers........................................................68
Section 9.07.   Reinstatement...................................................................68

                                             ARTICLE 10

                                             GUARANTEE

Section 10.01.  Unconditional Guarantee.........................................................68
Section 10.02.  Severability....................................................................69
Section 10.03.  Limitation on Guarantor's Liability; Contribution...............................69
Section 10.04.  Successors and Assigns..........................................................70
Section 10.05.  No Waiver.......................................................................70
Section 10.06.  Release of Guarantor............................................................70
Section 10.07.  Execution of Supplemental Indenture for Future Guarantors.......................70
Section 10.08.  Execution and Delivery of Guarantee.............................................70
Section 10.09.  Subordination of Subrogation and Other Rights...................................71

                                             ARTICLE 11

                                     SUBORDINATION OF GUARANTEE

Section 11.01.  Guarantee Obligations Subordinated to Guarantor Senior Indebtedness.............71
Section 11.02.  Payment Over of Proceeds upon Dissolution, etc..................................71
Section 11.03.  Suspension of Guaranteed Obligations When Guarantor Senior Indebtedness in
                   Default......................................................................72
Section 11.04.  Trustee's Relation to Guarantor Senior Indebtedness.............................73
Section 11.05.  Subrogation.....................................................................74
Section 11.06.  Guarantee Subordination Provisions Solely to Define Relative Rights.............74

                                                                                                Page
                                                                                                ----
Section 11.07.  Trustee to Effectuate Subordination.............................................74
Section 11.08.  No Waiver of Subordination Provisions...........................................75
Section 11.09.  Notice to Trustee...............................................................75
Section 11.10.  Reliance on Judicial Order or Certificate of Liquidating Agent..................76
Section 11.11.  No Suspension of Remedies.......................................................76

                                             ARTICLE 12

                                       SUBORDINATION OF NOTES

Section 12.01.  Notes Subordinate to Senior Indebtedness........................................76
Section 12.02.  Payment Over of Proceeds upon Dissolution, etc..................................76
Section 12.03.  Suspension of Payment When Senior Indebtedness in Default.......................77
Section 12.04.  Trustee's Relation to Senior Indebtedness.......................................78
Section 12.05.  Subrogation.....................................................................79
Section 12.06.  Provisions Solely to Define Relative Rights.....................................79
Section 12.07.  Trustee to Effectuate Subordination.............................................79
Section 12.08.  No Waiver of Subordination Provisions...........................................79
Section 12.09.  Notice to Trustee...............................................................80
Section 12.10.  Reliance on Judicial Order or Certificate of Liquidating Agent..................80
Section 12.11.  No Suspension of Remedies.......................................................81

                                             ARTICLE 13

                                           MISCELLANEOUS

Section 13.01.  TIA Controls....................................................................81
Section 13.02.  Notices.........................................................................81
Section 13.03.  Communications by Holders with Other Holders....................................82
Section 13.04.  Certificate and Opinion as to Conditions Precedent..............................82
Section 13.05.  Statements Required in Officers' Certificate and Opinion........................82
Section 13.06.  Rules by Trustee and Agents.....................................................83
Section 13.07.  Business Days; Legal Holidays...................................................83
Section 13.08.  Governing Law...................................................................83
Section 13.09.  No Adverse Interpretation of Other Agreements...................................83
Section 13.10.  No Recourse Against Others......................................................83
Section 13.11.  Successors......................................................................84
Section 13.12.  Multiple Counterparts...........................................................84
Section 13.13.  Table of Contents, Headings, etc................................................84
Section 13.14.  Separability....................................................................84

EXHIBITS

Exhibit A.      Form of Series A Note..........................................................A-1
Exhibit B.      Form of Series B Note..........................................................B-1
Exhibit C.      Form of Certificate to Be Delivered upon Exhange or Registration of Transfer of Notes.....................................................................C-1
Exhibit D.      Form of Transferee Letter of Representaiton....................................D-1
Exhibit E.      Form of Certificate to Be Delivered in Connection with Regulation S Transfers..E-1
Exhibit F.      Form of Supplemental Indenture.................................................F-1

                INDENTURE, dated as of August 13, 2003 among NORCROSS SAFETY PRODUCTS L.L.C., a Delaware limited liability company (the "COMPANY"), NORCROSS CAPITAL CORP., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), each of the GUARANTORS (as defined herein) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (the "TRUSTEE").

                Each of the Issuers has duly authorized the creation of an issue of Series A 9 7/8% Senior Subordinated Notes due 2011 (the "INITIAL NOTES") and Series B 9 7/8% Senior Subordinated Notes due 2011 (together with any exchange notes issued for Additional Notes, the "EXCHANGE NOTES") and, to provide therefor, the Issuers and each Guarantor have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuers, and authenticated and delivered hereunder, the valid obligations of each of the Issuers, and to make this Indenture a valid and binding agreement of each of the Issuers and the Guarantors, have been done.

                Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   DEFINITIONS.

                "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary through such merger, consolidation or acquisition.

                "ADDITIONAL INTEREST" has the meaning provided to such term in the Registration Rights Agreement.

                "ADJUSTED NET ASSETS" of any Person at any date shall mean the lesser of the amount by which

                (1) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Person at such date; and

                (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

                "AFFILIATE" of any specified Person, means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                "AFFILIATED SENIOR LENDER" means an Affiliate of a direct or indirect beneficial owner of Common Stock of the Company that (i) is a lender under the Senior Credit Facility on the Issue Date or (ii) is ordinarily engaged in the business of lending on a senior basis.

                "AGENT" means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for service of notices and demands.

                "ARGOSY" means Argosy Safety Products L.P. and its Affiliates.

                "ARKON NOTE" means the promissory note of Holdco issued to the sellers listed on the Schedule of Sellers attached thereto pursuant to the acquisition by the Company of the Capital Stock of Arkon Safety Equipment Inc. and in the aggregate amount of C$5,470,000.

                "ASSET ACQUISITION" means

                (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company or

                (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other Properties or assets of such Person other than in the ordinary course of business.

                "ASSET SALE" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of

                (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company (other than any nominal interest required to be held by a third party in order to satisfy a legal requirement);

                (2) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary; or

                (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

notwithstanding the foregoing, the term Asset Sale shall not include

                (1) a transfer that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.11;

                (2) a transfer, sale or other disposition pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of the Company or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under this Indenture;

                (3) a transfer involving only Temporary Cash Investments or inventory in the ordinary course of business;

                (4) any transfer, sale or other disposition of inventory or damaged, worn-out or obsolete equipment in the ordinary course of business;

                (5) the lease or sublease of any real or personal property in the ordinary course of business;

                (6) any transfer, sale or other disposition of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary;

                (7) a transfer, sale or other disposition of assets having a fair market value and a sale price of less than $1.0 million; and

                (8) the transfer, sale or other disposition of real estate owned on the Issue Date in fee simple in Chicago, Illinois or the sale of North Safety Products (Africa) (Pty) Ltd. and its subsidiaries.

                "ASSET SALE PROCEEDS" means, with respect to any Asset Sale,

                (1) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

                        (a) provision for all income or other taxes measured by or resulting from such Asset Sale (including the fees and expenses of converting non-cash proceeds into cash),

                        (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale (including the fees and expenses of converting non-cash proceeds into cash),

                        (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale, and

                        (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, severance, healthcare, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

                (2) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition or cash proceeds placed in escrow from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash or release of the escrowed cash proceeds.

                "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value of the total obligations (discounted at the imputed interest rate in such transaction) of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

                "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b) of Section 4.13(A) and that have not been the basis for an Excess Proceeds Offer in accordance with clause
(3)(c) of Section 4.13(A).

                "BOARD OF DIRECTORS" means:

                (1) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor);

                (2) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor; and

                (3) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

                "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

                "CAPITAL" has the meaning provided in the preamble to this Indenture.

                "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person, or any option, warrant or other security convertible into or exercisable for any of the foregoing; PROVIDED that Capital Stock shall not include appreciation rights plans.

                "CAPITALIZED LEASE OBLIGATIONS" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                "CERTIFICATED NOTES" means one or more certificated Notes in registered form.

                A "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                (1) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (directly or indirectly) (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting or economic power directly or indirectly of the Common Stock of the Company; or

                (2) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (directly or indirectly) of more than 35% of the total voting power of the Common Stock of the Company; PROVIDED, that this clause (2) will not constitute a "Change of Control" if (i) no Permitted Holder has sold, transferred or otherwise disposed of more than 50% of the Common Stock of the Company owned (directly or indirectly) by it on the Issue Date (other than to another Permitted Holder), (ii) the Permitted Holders beneficially own in the aggregate (directly or indirectly) a greater percentage of the total voting power (directly or indirectly) of the Common Stock of the Company than such other Person and (iii) the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; or

                (3) there shall be consummated any consolidation or merger of the Company or its direct or indirect ultimate parent in which the Company or its direct or indirect ultimate parent is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company or its direct or indirect ultimate parent would be converted into cash, securities or other property, other than a merger or consolidation of such issuer in which the beneficial owners of the Common Stock of the Company or its direct or indirect ultimate parent outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; or

                (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or its direct or indirect ultimate parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or its direct or indirect ultimate parent has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or its direct or indirect ultimate parent; or

                (5) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture).

                "CIBC" means CIBC WMV Inc. and CIBC Co-Investment Merchant Fund 2, L.L.C. and their respective Affiliates.

                "CIBC/ARGOSY GROUP" means CIBC, Caravelle Private Investment Corporation, Caravelle Norcross Investment Corporation and Argosy and their respective Affiliates, collectively.

                "CIVC" means CIVC Partners Fund, L.P. and its Affiliates.

                "COMMISSION" means the United States Securities and Exchange Commission.

                "COMMON STOCK" of any Person means all Capital Stock of such Person that is generally entitled to

                (1)     vote in the election of directors of such Person; or

                (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                "COMPANY" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 and thereafter means the successor.

                "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "CONSOLIDATED FIXED CHARGES" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to

                (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date; PROVIDED that if such Indebtedness is revolving Indebtedness, the amount of Indebtedness deemed to be outstanding for such period shall be the average outstanding amount of such Indebtedness during such period; and

                (2) any asset sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (PROVIDED that such EBITDA shall be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date.

                If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

                (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

                (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

                (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, shall be deemed to accrue at the rate PER ANNUM resulting after giving effect to the operation of such agreements.

                "CONSOLIDATED FIXED CHARGES" means, with respect to any Person, for any period, the sum, without duplication, of

                (1)     Consolidated Interest Expense, plus

                (2)     the product of

                        (a) the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid or accumulated in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period, times

                        (b) (i) if such Person is not subject to U.S. federal income tax, one or (ii) if such Person is so taxable, a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

                "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, (a) the aggregate amount of interest that, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, including, but not limited to,

                (1)     imputed interest included in Capitalized Lease
        Obligations;

                (2) all net commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                (3) the net effect of all payments made or received pursuant to Hedging Obligations;

                (4)     amortization of other financing fees and expenses;

                (5)     the interest portion of any deferred payment obligation;

                (6)     amortization of discount or premium, if any; and

                (7) all other non-cash interest expense (other than (A) interest amortized to cost of sales, (B) one-time write-offs of debt issuance costs and (C) prepayment penalties incurred in connection with the repayment of the Company's existing senior subordinated notes), plus, without duplication,

                (b) all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Stock (other than dividends paid or payable in shares of Capital Stock of the Company), less the amortization of deferred financing costs associated therewith.

                "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that

                (1) the Net Income of any Person (the "other Person") in which the Person in question or any of its Subsidiaries has less than a 100% interest, if such interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP, shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary;

                (2) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions, other than pursuant to the Notes or this Indenture, shall be excluded to the extent of such restriction or limitation (except that amounts actually paid to the Company prior to the effectiveness of the restriction or limitation shall not be excluded);

                (3) any net gain or loss resulting from an Asset Sale (without regard to the $1.0 million limitation set forth in the definition thereof) by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded;

                (4) extraordinary, unusual or nonrecurring gains and losses, including any related tax effects on the Company, shall be excluded (including, without limitation, severance, relocation and other non-recurring restructuring costs and any non-recurring costs and expenses incurred in connection with the offering of the Notes and the transactions contemplated in connection therewith);

                (5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded;

                (6) in the case of an acquiree of the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded;

                (7) the cumulative effect of a change in GAAP shall be excluded;

                (8) non-cash charges relating to employee benefit or other management compensation plans of the Company or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of the Company or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period), in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income will be excluded; and

                (9) any reversal pursuant to GAAP of an accrual of or reserve for cash expenses that were deducted in computing Consolidated Net Income under clause (8) above will be included.

                "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890.

                "DEFAULT" means any condition or event that is, or with the passing of time or giving of any notice expressly required under this Indenture (or both), would be, an Event of Default.

                "DEPOSITARY" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

                "DESIGNATED SENIOR INDEBTEDNESS" as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness

                (1)     under the Senior Credit Facility; and

                (2) other Indebtedness (A) which at the time of determination exceeds $25.0 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, (B) which is specifically designated by the Company as "Designated Senior Indebtedness" and (C) as to which the Trustee has been given written notice of such designation.

                "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holder), or upon the happening of any event (1) matures on or prior to the maturity date of the Notes for cash or securities constituting Indebtedness; (2) is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness; or (3) is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness; PROVIDED that Capital Stock of the Company that is held by a current or former employee of the Company subject to a put option and/or a call option with the Company triggered by the termination of such employee's employment with the Company and/or the Company's performance shall not be deemed to be Disqualified Capital Stock solely by virtue of such call option and/or put option.

                Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; PROVIDED, HOWEVER, that Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions described in Section 4.16, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

                "DOMESTIC" means, with respect to any entity, an entity incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

                "EBITDA" means, for any Person, for any period, an amount equal to

                (1)     the sum of

                        (a)     Consolidated Net Income for such period, plus

                        (b) the provision or benefit for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

                        (c) Consolidated Interest Expense for such period, plus

                        (d) depreciation for such period on a consolidated basis, plus

                        (e) amortization of intangibles for such period on a consolidated basis, plus

                        (f) any other non-cash items reducing Consolidated Net Income for such period, minus

                (2) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP;

PROVIDED, HOWEVER, that, for the purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment, other than a Subsidiary which under GAAP is consolidated, of such Person shall be included only

                (1) if cash income has been received by such Person with respect to such Investment, or

                (2) if the cash income derived from such Investment is attributable to Temporary Cash Investments.

                "EQUITY OFFERING" means an offering by the Company or Holdco (and, in the case of an issuance by Holdco, only if the proceeds thereof are contributed to the equity capital of the Company) of shares of its Capital Stock (other than Disqualified Capital Stock) (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Capital Stock (other than Disqualified Capital Stock).

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                "EXCHANGE NOTES" has the meaning provided in the preamble to this Indenture.

                "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of such Board of Directors.

                "FOREIGN" means, with respect to any entity, an entity that is not incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

                "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States on the date of this Indenture. For purposes of this Indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries and shall not include any Unrestricted Subsidiary.

                "GUARANTEE" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor, if any, pursuant to the terms of this Indenture.

                "GUARANTOR" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding) and "GUARANTORS" means such entities, collectively.

                "GUARANTOR SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

                (1) any Guarantor's direct incurrence of any Indebtedness or its guarantee of all Indebtedness of the Company or any Restricted Subsidiaries, in each case owed to lenders under the Senior Credit Facility;

                (2) all obligations of such Guarantor with respect to any Hedging Obligation;

                (3) all obligations of such Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

                (4) all other Indebtedness of such Guarantor which does not provide that it is to rank PARI PASSU with or subordinate to the Guarantees; and

                (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above.

                Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness shall not include:

                (1) Indebtedness of such Guarantor to any of its Subsidiaries;

                (2)     Indebtedness represented by the Guarantees;

                (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness;

                (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business; or

                (5)     Indebtedness incurred in violation of this Indenture.

                "HEDGING OBLIGATIONS" shall mean any interest, foreign currency rate or commodity price swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to fix or hedge interest rates, currency exchange rates or commodity price risk, in each case, not for speculative purposes.

                "HOLDCO" means NSP Holdings L.L.C., a Delaware limited liability company.

                "HOLDER" or "NOTEHOLDER" means a Person in whose name a Note is registered on the Registrar's books.

                "INCUR" means, with respect to any Indebtedness or other obligation of any Person, without duplication, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "INCURRENCE," "INCURRED," "INCURRABLE," and "INCURRING" shall have meanings correlative to the foregoing); PROVIDED that a change in the accounting policies of the Company that are in accordance with GAAP that result in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

                "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from advance payments or customer deposits for goods and services sold by the Company and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

                (1)     any Capitalized Lease Obligations;

                (2) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed; PROVIDED, HOWEVER, that if such obligation or obligations shall not have been assumed, the amount of such indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets;

                (3) guarantees of (or obligations with respect to letters of credit supporting) items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

                (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; PROVIDED that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons;

                (5) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof; and

                (6) obligations of any such Person under any Hedging Obligations applicable to any of the foregoing, if and to the extent such Hedging Obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability reasonably expected to be incurred upon the occurrence of the contingency giving rise to the obligation; PROVIDED that

                (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

                (2) Indebtedness shall not include any liability for federal, state, local or other taxes.

For the avoidance of doubt, "Indebtedness" of any Person shall not include: current trade payables incurred in the ordinary course of business and payable in accordance with customary practices; deferred tax obligations; minority interest; uncapitalized interest; non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and obligations of the Company or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

                "INDENTURE" means this Indenture as amended, restated or supplemented from time to time.

                "INITIAL NOTES" has the meaning provided in the preamble to this Indenture.

                "INITIAL PURCHASERS" refers to CIBC World Markets Corp., Lehman Brothers Inc. and Fleet Securities, Inc.

                "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) promulgated under the Securities Act.

                "INTEREST PAYMENT DATE" means February 15 and August 15, commencing February 15, 2004.

                "INVESTMENTS" means, directly or indirectly, any advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude

                (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; and

                (2) any acquisition or purchase of Indebtedness of the Company or any of its Restricted Subsidiaries.

                "ISSUE DATE" means August 13, 2003.

                "JOHN HANCOCK" means John Hancock Life Insurance Company and Hancock Mezzanine Partners, L.P. and their respective Affiliates.

                "KCL" means Kachele-Cama Latex GmbH.

                LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement (other than advance payments or customer deposits for goods and services sold by the Company in the ordinary course of business), security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

                "MANAGEMENT NOTES" means the promissory notes of certain current officers of the Company issued to Holdco prior to the Issue Date for the sole purpose of purchasing equity of Holdco and not to exceed the principal amount of $1,900,000 at any one time outstanding.

                "MANAGEMENT SIDE LETTER AGREEMENTS" means the Letter Agreements dated January 1, 2002 between Holdco and each of David F. Myers, Jr. and Robert
A. Peterson, as in existence on the Issue Date with payments made thereunder not to exceed in the aggregate $3,188,547 (subject to adjustment based upon prevailing tax rates).

                "MATURITY DATE" means August 15, 2011.

                "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP and before the reduction in respect of preferred stock dividends.

                "NET PROCEEDS" means

                (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such issuer, after payment of expenses, commissions, taxes and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt), and

                (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of such Person which is not Disqualified Capital Stock, the fair market value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, E.G., on account of fractional shares and less all expenses incurred by such Person in connection therewith).

                "NEW HOLDCO NOTE" means senior unsecured notes that may be issued by Holdco without subsidiary guarantees with an interest rate not to exceed 12.5% per annum, payable-in-kind from their date of issuance until the five year anniversary of such date and in an aggregate principal amount upon original issuance not to exceed $25.0 million.

                "NON-PAYMENT EVENT OF DEFAULT" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

                "NOTES" means the Initial Notes, Additional Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                "OFFICER" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer, President or any Vice President of such Person.

                "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture and delivered to the Trustee.

                "OPINION OF COUNSEL" means a written opinion from legal counsel who and which is acceptable to the Trustee complying with the requirements of this Indenture. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company.

                "PAYMENT DEFAULT" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of, or premium, if any, or interest on or any other amount payable in connection with Senior Indebtedness.

                "PERMITTED HOLDERS" means the CIBC/Argosy Group, CIVC and John Hancock.

                "PERMITTED INDEBTEDNESS" means

                (1) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an amount at any time outstanding not to exceed $140.0 million in aggregate principal amount, of which up to C$10.0 million in aggregate principal amount may be in Canadian dollars, which amount shall be reduced by any mandatory prepayments actually made thereunder required as a result of any Asset Sale or similar sale of assets (to the extent, in the case of payments of revolving credit indebtedness, that the corresponding commitments have been permanently reduced) and any scheduled amortization payments actually made thereunder;

                (2) Indebtedness under the Notes in an aggregate principal amount not to exceed $152.5 million and the related Guarantees;

                (3) Indebtedness other than pursuant to clauses (1) and (2) above outstanding on the Issue Date;

                (4) Indebtedness of the Company to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Wholly-Owned Restricted Subsidiary to the Company or another Restricted Subsidiary;

                (5)     Hedging Obligations;

                (6)     Refinancing Indebtedness;

                (7) Indebtedness consisting of guarantees made in the ordinary course of business by the Company or its Subsidiaries of obligations of the Company or any of its Subsidiaries, which obligations are otherwise permitted under this Indenture;

                (8) customary indemnification, adjustment of purchase price earn-out or similar obligations, including title insurance, of the Company or any Restricted Subsidiary, in each case, incurred in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);

                (9) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company and its Subsidiaries incurred to acquire, lease or improve property (real or personal) in the ordinary course of business and any refinancings, renewals or replacements of any such Purchase Money Indebtedness or Capitalized Lease Obligation (subject to the limitations on the principal amount thereof set forth in this clause
        (9)), the principal amount of which Purchase Money Indebtedness and Capitalized Lease Obligations shall not in the aggregate at any one time outstanding exceed the greater of $10.0 million and 5% of the Company's consolidated tangible assets stated in accordance with GAAP as of the end of the last preceding fiscal quarter for which financial statements are available;

                (10) Indebtedness of the Company or any Restricted Subsidiary (including letters of credit) in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, or similar requirements of the Company or any Subsidiary in the ordinary course of business;

                (11) obligations of the Company or any Restricted Subsidiary in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;

                (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds;

                (13) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

                (14) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business; and

                (15) additional Indebtedness of the Company or any of its Restricted Subsidiaries (other than Indebtedness specified in clauses
        (1) through (14) above) not to exceed in the aggregate at any one time outstanding the total of (A) $25.0 million MINUS (B) any Indebtedness specified in clause (9) above up to $10.0 million.

For purposes of determining compliance with Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall classify such item of Indebtedness on the date of its incurrence, or later reclassify such item of Indebtedness, in any manner that complies with Section
4.10. Notwithstanding the foregoing, Indebtedness outstanding under the Senior Credit Facility on the Issue Date shall be deemed to have been incurred under clause (1) above. The maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this definition will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.10.

                "PERMITTED INVESTMENTS" means, for any Person, Investments made on or after the date of this Indenture consisting of

                (1) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or Capital (for any purpose permitted by this Indenture) or a Restricted Subsidiary including any repurchase or acquisition of any Notes issued under this Indenture;

                (2)     Temporary Cash Investments;

                (3) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

                        (a) such Person becomes a Restricted Subsidiary of the Company,

                        (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof, or

                        (c) such business or assets are owned by the Company or a Restricted Subsidiary;

                (4) Investments made as part of the acquisition of KCL; PROVIDED that such Investments were not made in contemplation of the acquisition of KCL;

                (5) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.13;

                (6) Investments consisting of (a) purchases and acquisitions of inventory, supplies, materials and equipment, in each case in the ordinary course of business, or (b) licenses or leases of intellectual property and other assets, in each case in the ordinary course of business;

                (7) Investments consisting of (i) loans and advances to employees for travel, relocation and business expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding and (ii) prepaid expenses incurred in the ordinary course of business;

                (8) without duplication, Investments consisting of Indebtedness permitted pursuant to clause (4) under the definition of "Permitted Indebtedness";

                (9) Investments of the Company or any Restricted Subsidiary under any Hedging Obligation;

                (10) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

                (11) Investments consisting of loans to officers and employees for the sole purpose of purchasing equity of Holdco, secured with the equity purchased therewith and not to exceed $3.5 million at any time outstanding;

                (12) Investments existing on the Issue Date and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement or refinancing, in whole or in part thereof;

                (13) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                (14) any guarantees of any Permitted Indebtedness or any Indebtedness incurred under the Coverage Ratio Exception; or

                (15) Investments useful in businesses similar or ancillary to the business of the Company acquired solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company or Holdco; or

                (16) Investments in an aggregate amount, as valued at the time each such Investment is made, not exceeding $10.0 million for all such Investments from and after the Issue Date; PROVIDED that the amount available for Investments to be made pursuant to this clause (16) shall be increased from time to time to the extent any return on capital is received by the Company or a Restricted Subsidiary on any Permitted Investment previously made in reliance on this clause (16).

                "PERMITTED LIENS" means

                (1) Liens on property or assets of, or any equity interests in or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into the Company or any of its Restricted Subsidiaries; PROVIDED that such Liens

                        (a) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, and

                        (b) do not extend to or cover any property, assets, Capital Stock or Indebtedness other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into the Company or any of its Restricted Subsidiaries;

                (2) Liens securing Refinancing Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien permitted under this Indenture; PROVIDED that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

                (3) Liens in favor of the Company or any of its Restricted Subsidiaries;

                (4) Liens to secure Purchase Money Indebtedness and Capitalized Lease Obligations that are permitted under this Indenture; PROVIDED that

                        (a) with respect to any Purchase Money Indebtedness, any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase, construction or improvement) of such Property,

                        (b) with respect to any Purchase Money Indebtedness, the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and

                        (c) such Lien does not extend to or cover any Property other than the item of Property that is the subject of such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, and any improvements on such item;

                (5) Liens for taxes, assessments or governmental charges that are not yet due or payable or are within any applicable grace period or that are being contested in good faith by appropriate proceedings;

                (6) Liens securing Senior Indebtedness and Liens securing Guarantor Senior Indebtedness;

                (7) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date and any renewals or extensions thereof on terms no more restrictive and secured by the same collateral on the Issue Date;

                (8) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of government insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts, rents and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

                (9) any attachment or judgment Lien not constituting an Event of Default under this Indenture that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

                (10) Liens arising from the filing, for notice purposes only, of financing statements in respect of operating leases;

                (11) Liens consisting of restrictions on the transfer of securities, pursuant to applicable federal and state securities laws;

                (12) interests of lessors and licensors under leases and licenses to which the Company or any of its Restricted Subsidiaries is a party;

                (13) with respect to any real property occupied by the Company or any of its Restricted Subsidiaries, all easements, rights of way, licenses and similar encumberances on or defects of title that do not materially impair the use of such property for its intended purposes;

                (14) Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, mechanics', landlords', materialmen's, employees', laborers', employers', suppliers', banks', repairmen's and other like Liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                (15) terminable or short-term leases or permits for occupancy, in each case entered into in the ordinary course of business, which leases or permits expressly grant to the Company or any Restricted Subsidiary the right to terminate them at any time on not more than six months' notice and do not individually or in the aggregate interfere with the operation of the business of the Company or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto;

                (16) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Temporary Cash Investments on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary;

                (17)    Liens securing Hedging Obligations;

                (18) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

                (19) Liens in favor of issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

                (20) any obligations or duties affecting any property of the Company or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

                (21) Liens on any property in favor of governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

                (22) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; and

                (23) Liens securing Indebtedness of Foreign Restricted Subsidiaries permitted to be incurred in accordance with this Indenture.

                "PERMITTED TAX DISTRIBUTIONS" means the payment of any dividend or distribution to the extent required by the limited liability agreement of Holdco, as in effect on the Issue Date, to permit direct or indirect beneficial owners of shares of Capital Stock of the Company to pay federal, state or local income tax liabilities arising from income of the Company and attributable to them solely as a result of the Company and any intermediate entity through which the holder owns such shares being a limited liability company, partnership or similar entity for federal income tax purposes.

                "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred by a Person to finance, within 180 days from incurrence, the cost, including the cost of construction, of an item of Property acquired or improved in the ordinary course of business, the principal amount of which Indebtedness does not exceed the sum of (a) 100% of such cost; and (b) reasonable fees and expenses of such Person incurred in connection therewith.

                "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                "RECORD DATE" for interest payable on any Interest Payment Date (except a date for payment of default interest) means the February 1 and August 1 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

                "REDEMPTION DATE" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                "REDEMPTION PRICE" when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

                "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Restricted Subsidiaries (including Indebtedness that refinances Refinancing Indebtedness) permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture (other than pursuant to clauses (1), (4), (5), (7), (8) and (10) through (15) of the definition of "Permitted Indebtedness"), but only to the extent that

                (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

                (2) either (a) the Refinancing Indebtedness is scheduled to mature after the maturity date of the Notes; or (b) the Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

                (3) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

                        (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,

                        (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

                        (c) the amount of fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

                (4) such Refinancing Indebtedness is incurred by a Person at the same level in the corporate structure as the Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Guarantor.

                "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of August 13, 2003 among the Company, the Guarantors and the Initial Purchasers.

                "REGULATION S" means Regulation S promulgated under the Securities Act.

                "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED, that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

                "RESTRICTED PAYMENT" means any of the following:

                (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company other than: (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), (b) in the case of Wholly-Owned Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company and (c) in the case of non-Wholly-Owned Subsidiaries of the Company, PRO RATA dividends or distributions payable to the other holders of the same class of Capital Stock of such non-Wholly-Owned Subsidiary;

                (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any direct or indirect parent of the Company (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

                (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness that is subordinate in right of payment to the Notes other than subordinated Indebtedness acquired or repaid in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition);

                (4) the making of any Investment in any Person other than a Permitted Investment;

                (5) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of designation); and

                (6) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Restricted Subsidiary) to the Company or a Restricted Subsidiary.

                For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

                "RESTRICTED SECURITY" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; PROVIDED that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness under the Coverage Ratio Exception.

                "RULE 144A" means Rule 144A promulgated under the Securities
Act.

                "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

                "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "SENIOR CREDIT FACILITY" means the Second Amended and Restated Credit Agreement dated as of March 20, 2003, among the Company, the Company's Subsidiaries, the lenders party thereto in their capacities as lenders thereunder, Fleet National Bank, as administrative agent, and Canadian Imperial Bank of Commerce, as Canadian Lender, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements and documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder, adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder or replacing or refinancing such Indebtedness with notes, debentures or other securities issued under an indenture or similar agreement) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                "SENIOR INDEBTEDNESS" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

                (1) all Indebtedness of the Company or any Restricted Subsidiary owed to lenders under the Senior Credit Facility;

                (2) all obligations of the Company or any Restricted Subsidiary with respect to Hedging Obligations;

                (3) all obligations of the Company or any Restricted Subsidiary to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

                (4) all other Indebtedness of the Company or any Guarantor that does not expressly provide that it is to rank PARI PASSU with or subordinate to the Notes or the Guarantee of such Guarantor, as the case may be; and

                (5) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

                Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

                (1) Indebtedness of the Company or any Guarantor to any of their respective Subsidiaries, or to any Affiliate (other than an Affiliated Senior Lender) of the Company or such Guarantor or any of such Affiliate's Subsidiaries;

                (2) Indebtedness represented by the Notes and the Guarantees;

                (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

                (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

                (5)     Indebtedness incurred in violation of this Indenture;

                (6)     Indebtedness represented by Disqualified Capital Stock;
        or

                (7) any Indebtedness to or guaranteed on behalf of, any shareholders, director, officer or employee of the Company or any Guarantor or any Subsidiary of the Company or such Guarantor (other than a shareholder who is also an Affiliated Senior Lender).

                "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

                "SUBSIDIARY" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

                (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

                (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                "TEMPORARY CASH INVESTMENTS" means

                (1) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase;

                (2) Investments in certificates of deposit, eurodollar time deposits, bankers' acceptances or overnight bank deposits issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500.0 million and rated at least A by Standard & Poor's Rating Agency and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase;

                (3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
        (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

                (4) commercial paper having a rating no lower than "A-2" from Moody's Investors Service, Inc. or "P2" from Standard & Poor's Rating Services and in each case maturing within 12 months after the date of acquisition;

                (5) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (1), (2), (3) and (4); or

                (6) in the case of Foreign Subsidiaries, substantially similar instruments to those set forth in (1) through (5) above.

                "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

                "TRUST OFFICER" means any officer or assistant officer of the Trustee assigned by the Trustee to administer trust accounts.

                "TRUSTEE" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                "UNRESTRICTED SUBSIDIARY" means

                (1)     any Subsidiary of an Unrestricted Subsidiary; and

                (2) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company;

PROVIDED that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with Section 4.11.

The Trustee shall be given prompt notice by the Company of each Board Resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such Board Resolution adopted.

                "U.S. GOVERNMENT OBLIGATIONS" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt.

                "WHOLLY-OWNED" means, with respect to a Subsidiary of a specified Person, any Subsidiary (or, if such specified Person is the Company, a Restricted Subsidiary), all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by such Person.

Section 1.02.   OTHER DEFINITIONS.

                The definitions of the following terms may be found in the sections indicated as follows:

                                           Term                                        Defined in Section
                                           ----                                        ------------------
        "ADDITIONAL NOTES"......................................................               2.02
        "AFFILIATE TRANSACTION".................................................               4.14
        "AGENT MEMBERS".........................................................               2.15
        "AUTHENTICATING AGENT"..................................................               2.02
        "AUTHENTICATION ORDER"..................................................               2.02
        "BANKRUPTCY LAW"........................................................               6.01
        "BUSINESS DAY"..........................................................              13.07
        "CHANGE OF CONTROL OFFER"...............................................               4.16
        "CHANGE OF CONTROL PAYMENT DATE"........................................               4.16
        "CHANGE OF CONTROL PURCHASE PRICE"......................................               4.16
        "COVENANT DEFEASANCE"...................................................               9.03
        "COVERAGE RATIO EXCEPTION"..............................................               4.10
        "CUSTODIAN".............................................................               6.01
        "EVENT OF DEFAULT"......................................................               6.01
        "EXCESS PROCEEDS".......................................................               4.13
        "EXCESS PROCEEDS OFFER".................................................               4.13
        "EXCESS PROCEEDS PAYMENT DATE"..........................................               4.13
        "FUNDING GUARANTOR".....................................................              10.03
        "GLOBAL NOTES"..........................................................               2.01
        "GUARANTEE PAYMENT BLOCKAGE PERIOD".....................................              11.03
        "GUARANTOR PAYMENT BLOCKAGE NOTICE".....................................              11.03
        "GUARANTOR REPRESENTATIVE"..............................................              11.03
        "HOLDCO SELLER NOTE"....................................................               4.11
        "INITIAL BLOCKAGE PERIOD"...............................................              12.03
        "INITIAL GUARANTEE BLOCKAGE PERIOD".....................................              11.03

        "LEGAL DEFEASANCE"......................................................               9.02
        "LEGAL HOLIDAY".........................................................              13.07
        "PAYING AGENT"..........................................................               2.03
        "PAYMENT BLOCKAGE NOTICE"...............................................              12.03
        "PAYMENT BLOCKAGE PERIOD"...............................................              12.03
        "PRIVATE PLACEMENT LEGEND"..............................................               2.17
        "REGISTRAR".............................................................               2.03
        "REGULATION S GLOBAL NOTE"..............................................               2.01
        "REINVESTMENT DATE".....................................................               4.13
        "RESALE RESTRICTION TERMINATION DATE"...................................               2.16
        "RULE 144A GLOBAL NOTE".................................................               2.01

Section 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                "INDENTURE SECURITIES" means the Notes.

                "INDENTURE SECURITYHOLDER" means a Holder.

                "INDENTURE TO BE QUALIFIED" means this Indenture.

                "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
Trustee.

                "OBLIGOR ON THE INDENTURE SECURITIES" means the Issuers, the Guarantors or any other obligor on the Notes.

                All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.   RULES OF CONSTRUCTION.

                Unless the context otherwise requires:

                (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)     "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular; and

                (5) words used herein implying any gender shall apply to every gender.

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.   FORM AND DATING.

                The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both the Issuers and the Trustee. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

                The terms and provisions contained in the Notes, annexed hereto as EXHIBITS A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                The Notes shall be issued initially in the form of one or more permanent global Notes (the "GLOBAL NOTES"). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in EXHIBIT A (the " RULE 144A GLOBAL NOTE") and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in EXHIBIT A (the "REGULATION S GLOBAL NOTE"), and in each case shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02.   EXECUTION AND AUTHENTICATION.

                The Notes shall be executed on behalf of the Issuers by two Officers of each of the Issuers or an Officer and the Secretary of each of the Issuers. Such signature may be either manual or facsimile.

                If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note. Such signature may be either manual or facsimile. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                The Trustee or an authentication agent (the "AUTHENTICATING AGENT") shall authenticate (i) Initial Notes for original issue on the date of this Indenture in an aggregate principal amount not to exceed $152,500,000 and
(ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Issuers in the form of an Officers' Certificate (an "AUTHENTICATION ORDER"). Subject to compliance with Section 4.10, the Trustee may authenticate Notes thereafter for issuance upon an Authentication Order in an aggregate principal amount as specified by such Authentication Order (the "ADDITIONAL NOTES"). Any Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note or Certificated Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07.

                Notwithstanding the foregoing, all Notes issued under this Indenture, including any Additional Notes, shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                The Trustee may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with the Issuers and Affiliates of the Issuers.

                The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

Section 2.03.   REGISTRAR AND PAYING AGENT.

                The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") located in (a) the Borough of Manhattan, City of New York, State of New York or (b) City of Wilmington, State of Delaware where Notes may be presented for payment ("PAYING AGENT") and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Issuers a current copy of such register from time to time upon request of the Issuers. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

                The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.   PAYING AGENT TO HOLD ASSETS IN TRUST.

                The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee (or if the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Holders or the Trustee) all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.   NOTEHOLDER LISTS.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, or at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06.   TRANSFER AND EXCHANGE.

                Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.13, 4.16 or 9.06, in which event the Issuers shall be responsible for the payment of such taxes).

                The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

                Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07.   REPLACEMENT NOTES.

                If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Issuers and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Issuers or the Trustee that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Issuers and the Trustee may charge for its expenses in replacing a Note. The provisions of this
Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

                Every replacement Note is an additional obligation of the Issuers.

Section 2.08.   OUTSTANDING NOTES.

                Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Issuers and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

                If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09.   TREASURY NOTES.

                In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuers or any of their Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuers shall notify the Trustee, in writing, when they or any of their Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10.   TEMPORARY NOTES.

                Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuers in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

Section 2.11.   CANCELLATION.

                The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of, at the written direction of the Issuers and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.   DEFAULTED INTEREST.

                The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. The Issuers shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

                If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder, as of a recent date selected by the Issuers, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

                Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13.   DEPOSIT OF MONEYS.

                Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14.   CUSIP NUMBER.

                The Issuers in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.15.   BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

                (a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

                Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

                (b) Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary
(x) notifies the Issuers that it is unwilling or unable to continue as Depositary for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuers within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

                (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order from the Issuers in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                (d) Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.   REGISTRATION OF TRANSFERS AND EXCHANGES.

                (a) TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. When Certificated Notes are presented to the Registrar or co-Registrar with a request:

                (i)     to register the transfer of the Certificated Notes; or

                (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; PROVIDED, HOWEVER, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

                (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                (II) in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Issuers or any Affiliate of the Issuers was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "RESALE RESTRICTION TERMINATION DATE"), such Certificated Notes shall be accompanied, in the sole discretion of the Issuers, by the following additional information and documents, as applicable:

                        (A) if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of EXHIBIT C hereto); or

                        (B) if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of EXHIBIT C hereto); or

                        (C) if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of EXHIBIT C hereto) and a transferor certificate for Regulation S transfers substantially in the form of EXHIBIT E hereto; or

                        (D) if such Certificated Note is being transferred to an Institutional Accredited Investor, delivery of certification to that effect (substantially in the form of EXHIBIT C hereto), certificates of the transferee in substantially the form of EXHIBIT D and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                        (E) if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of EXHIBIT C hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                        (F) if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of EXHIBIT C hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act.

                (b) RESTRICTIONS ON TRANSFER OF A CERTIFICATED NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

                (A) in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of EXHIBIT C hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause II, the Issuers shall have received a transferor certificate for Regulation S transfers substantially in the form of EXHIBIT E hereto and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transaction is in compliance with the Securities Act); and

                (B) written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with
Section 2.02, authenticate such a Global Note in the appropriate principal amount.

                (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or co-Registrar shall cancel such Global Notes (or Global Note) and the Issuers shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Issuers shall issue and the Trustee shall, upon written instructions from the Issuers in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

                (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A CERTIFICATED NOTE. (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest

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                                      -33-

in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (substantially in the form of EXHIBIT C hereto); or

                (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of EXHIBIT C hereto); or

                (C) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of EXHIBIT C hereto) and a transferor certificate for Regulation S transfers substantially in the form of EXHIBIT E hereto; or

                (D) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of certification (substantially in the form of EXHIBIT C hereto), a certificate of the transferee in substantially the form of EXHIBIT D and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of EXHIBIT C hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act; or

                (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of EXHIBIT C hereto) and, at the option of the Issuers, an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

                (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is

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                                      -34-

hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                (g) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17.   RESTRICTIVE LEGENDS.

                Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by the Issuers and the Holder thereof:

                THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUERS, OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH 501(a)(1), (2), (3), or (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) WILL GIVE TO EACH PERSON TO WHOM THIS
        NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO CLAUSE (C) OR (E) ABOVE, PRIOR TO SUCH TRANSFER, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE ISSUERS

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                                      -35-

        SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                Each Global Note shall also bear the following legend:

                THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.   NOTICES TO TRUSTEE.

                If the Issuers elect to redeem Notes pursuant to paragraph 7 of the Notes, at least 45 days prior to the Redemption Date or during such shorter period as the Trustee may agree to, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

Section 3.02.   SELECTION OF NOTES TO BE REDEEMED.

                In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed or, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of any Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of the Depositary), unless such method is otherwise prohibited. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

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                                      -36-

Section 3.03.   NOTICE OF REDEMPTION.

                Notice of redemption shall be mailed by first class mail, facsimile immediately followed by first class mail, or by overnight delivery at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

                (1)     the Redemption Date;

                (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                (3) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

                (4)     the name, address and telephone number of the Paying
        Agent;

                (5) that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

                (6) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                (7) the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

                (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04.   EFFECT OF NOTICE OF REDEMPTION.

                Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest to the Redemption Date, if any; PROVIDED that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05.   DEPOSIT OF REDEMPTION PRICE.

                On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuers shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

                On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding

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                                      -37-

paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12.

Section 3.06.   NOTES REDEEMED IN PART.

                Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.   PAYMENT OF NOTES.

                The Issuers shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

                The Issuers shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12.

Section 4.02.   PROVISION OF FINANCIAL STATEMENTS AND OTHER INFORMATION.

                (A) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and the Holders, within the time periods specified in the Commission's rules and regulations:

                (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

                (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

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                                      -38-

                (B) In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (A)(1) and (A)(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing and commencing with the effectiveness of a registration statement relating to the Exchange Notes). The Company will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144 and Rule 144A(d)(4) under the Securities Act. The Issuers shall also comply with the provisions of TIA Section 314(a).

Section 4.03.   WAIVER OF STAY, EXTENSION OR USURY LAWS.

                The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT; TAX INFORMATION.

                (a) The Issuers shall deliver to the Trustee, within 120 days after the end of the Issuers' fiscal year an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuers) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and, in the case of Restricted Payments, listing all Restricted Payments for such fiscal year and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Issuers elect to change the manner in which they fix their fiscal year end.

                (b)     The annual financial statements delivered pursuant to
Section 4.02 shall be accompanied by a written report addressed to the Trustee of the Issuers' independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that a Default or Event of Default has occurred under this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture of the Notes, the Issuers shall deliver to the Trustee, at its address set forth in Section 13.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action the Issuers are taking or propose to take within five Business Days of their becoming aware of such occurrence.

                (d) The Issuers shall calculate and deliver to the Trustee all original issue discount information to be reported by the Trustee to Holders as required by applicable law.

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                                      -39-

Section 4.05.   PAYMENT OF TAXES AND OTHER CLAIMS.

                The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon them or any of their Subsidiaries or Properties of theirs or any of their Subsidiaries and
(ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the Property of theirs or any of their Subsidiaries; PROVIDED, HOWEVER, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.   CORPORATE EXISTENCE.

                Subject to Article 5, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate or limited liability company existence, as applicable, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of the Company and its Subsidiaries taken as a whole; and PROVIDED that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of their Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07.   MAINTENANCE OF OFFICE OR AGENCY.

                The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 13.02.

                The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                The Issuers hereby initially designate the Corporate Trust Office of the Trustee as such office of the Issuers.

Section 4.08.   [RESERVED.]

Section 4.09.   MAINTENANCE OF PROPERTIES AND INSURANCE.

                (a) The Company shall cause all material Properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of the Company's business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary to actively conduct its business; PROVIDED, HOWEVER, that nothing in this Section 4.09

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                                      -40-

shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such Property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

                (b) The Company shall maintain, and shall cause its respective Subsidiaries to maintain, insurance with reputable carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

Section 4.10.   LIMITATION ON ADDITIONAL INDEBTEDNESS.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; PROVIDED that, if no Default or Event of Default has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any of the Guarantors may incur Indebtedness (including Acquired Indebtedness) and the Restricted Subsidiaries of the Company that are not Guarantors may incur Acquired Indebtedness, in each case, if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1 (the "COVERAGE RATIO EXCEPTION").

Section 4.11.   LIMITATION ON RESTRICTED PAYMENTS.

                (A) The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

                (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                (2) immediately before and after giving effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness under the Coverage Ratio Exception; and

                (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date (excluding payments made pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (12) and (14) of paragraph (B) below and
        50% of the payments made pursuant to clause (10) of paragraph (B) below) does not exceed the sum of

                        (a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from March 31, 2003 to the end off the most recent fiscal quarter prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

                        (b) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock of the Company (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) or any Indebtedness or other securities of the Company that have been converted or exercised or exchanged for Capital Stock of the Company (other than Disqualified Capital Stock), plus

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                                      -41-

                        (c) without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate net proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses
                (3)(b) and (c), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes, in compliance with the provisions set forth in Article 3 and paragraph 7 of the Notes), plus

                        (d) to the extent not included in the calculation of Consolidated Net Income referred to in clause (3)(a) above, an amount equal to, without duplication:

                                (i) 100% of the cash return of capital with respect to any Investment received by the Company or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by the Company or any Restricted Subsidiary since the Issue date, plus

                                (ii) the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary from such Person, plus

                                (iii)   the portion (proportionate to the
                        Company's equity interest in such Subsidiary) of the cash return of capital in respect of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated, or liquidated or merged into, a Restricted Subsidiary,

                        PROVIDED, HOWEVER, that the sum of clauses (d)(i),
                        (d)(ii) and (d)(iii) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

                For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value determined, in good faith, by the Board of Directors of the Company.

                (B)     The provisions of this Section 4.11 shall not prohibit

                (1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such dividend or other distribution would comply with the provisions of this Indenture;

                (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of a capital contribution or sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company within 30 days (other than Disqualified Capital Stock);

                (3) the redemption or retirement of Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, by conversion into or out of the Net Proceeds of an incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company within 30 days that is contractually subordinate in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired;

                (4) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of a sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock within 30 days;

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                                      -42-

                (5) so long as no Default or Event of Default shall have occurred and be continuing, at the time of or immediately after giving effect to such payment, the purchase, redemption or other acquisition for value (or any dividend or distribution made by the Company to the Company's direct or indirect parent to fund such purchase, redemption, or acquisition) of shares of Capital Stock (other than Disqualified Capital Stock) or options on such shares of Capital Stock of the Company or the Company's direct or indirect parent held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) of the Company or Holdco or any of their respective Subsidiaries upon the death, disability, retirement or termination of employment of such current or former officers or employees; PROVIDED that the aggregate cash consideration paid, or distributions or payments made, for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed in any calendar year $2.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years (without giving effect to the following proviso)) or $7.5 million in the aggregate from and after the Issue Date; PROVIDED FURTHER that such amount in any calendar year may be increased by (i) the amount of the cash proceeds from the sale of Capital Stock of the Company or its direct or indirect parent (to the extent the proceeds are contributed to the capital of the Company, its direct or indirect parent) to members of management, directors, employees or consultants of the Company and its Subsidiaries that occurs after the Issue Date and
        (ii) the cash proceeds of any "key man" life insurance policies used to make such repurchases;

                (6) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Refinancing Indebtedness;

                (7) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;

                (8) the payment of dividends, other distributions, loans, advances or other amounts by the Company to its direct or indirect parent to pay corporate overhead (including salaries and other compensation of employees) incurred in the ordinary course of business, up to an aggregate under this clause (8) of $1.0 million per fiscal year plus any bona fide indemnification claims made by directors or officers of Holdco;

                (9) the declaration and payment of dividends to Holdco, or the making of loans in amounts required for such party to pay:

                        (a) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence, and

                        (b) federal, state and local income taxes, to the extent such income taxes are attributable to the income of Holdco; PROVIDED, however, that in each case the amount of such payments in any fiscal year does not exceed the amount that Holdco would be required to pay in respect of federal, state and local taxes for such fiscal period were Holdco to pay such taxes as a stand-alone taxpayer,

                (10) distributions by the Company to Holdco the proceeds of which are used by Holdco to make Permitted Tax Distributions,

                (11) dividends by the Company to Holdco; PROVIDED, that (i) the proceeds thereof are used to make payments required under the Management Side Letter Agreements, (ii) each such officer shall, immediately following his receipt thereof, utilize the portion of such payment remaining after deducting therefrom the maximum amount of Federal, state and local income taxes that he would be required to pay with respect to such payment to repay to Holdco the principal amount of the Management Notes and (iii) Holdco shall, immediately following its receipt of the payments referred to in clause (ii) above, contribute the entire amount thereof to the capital of the Company,

                (12) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may pay dividends to Holdco in amounts sufficient to pay the principal and interest on the Arkon Note and New Holdco Note (each as in effect on the date of issuance thereof without giving effect to any amendments or other modifications thereto) when and as (and only when and as) the same becomes due and payable,

                (13) payments to enable the Company or Holdco to make payments to holders of their Capital Stock in lieu of fractional shares of their Capital Stock,

                (14) dividends by the Company to Holdco to permit the consummation of the transactions contemplated under "Use of Proceeds," including (i) the repurchase of warrants to purchase Holdco equity outstanding on the Issue Date, (ii) the repurchase of the Preferred Stock of Holdco from management and/or payment of bonuses to management in an aggregate amount not to exceed $1,550,000, and (iii) the repayment of the $5.0 million of subordinated notes incurred in connection with the acquisition of KCL, plus accrued interest, and the repayment by the Company of its 13% Senior Subordinated Notes due August 17, 2005, plus accrued interest and prepayment penalties,

                (15) the declaration and payment of dividends to holders of any class or series of Preferred Stock issued in compliance with Section 4.19,

                (16) dividends by the Company to Holdco to permit Holdco to pay principal or interest owing in respect of any Indebtedness incurred by Holdco following the Issue Date to finance the acquisition of assets of another Person (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) used or useful in businesses similar or ancillary to the business of the Company and contributed to the Company or a Wholly-Owned Restricted Subsidiary ("HOLDCO SELLER NOTES"); PROVIDED, that at the time of the issuance of such Holdco Seller Notes the Company could have incurred (i) Indebtedness with the same terms as the Holdco Seller Notes and (ii) at least a $1.00 of additional Indebtedness under the Coverage Ratio Exception assuming that the Company had incurred such Indebtedness instead of Holdco, and

                (17) so long as no Default shall have occurred and be continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the date of this Indenture.

                (C) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that

                (1) such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.11 were computed, which calculations may be based upon the Company's latest available financial statements, and

                (2) to the extent that the absence of a Default or an Event of Default is a condition to the making of such Restricted Payment, that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.12.   LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both

                (1) subordinate in right of payment to any other Indebtedness of the Company or its Restricted Subsidiaries, as the case may be, and

                (2) senior in right of payment to the Notes and the Guarantees, as the case may be.

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                                      -44-

For purposes of this Section 4.12, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness at least to a substantially similar extent as the Notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

                No Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured.

Section 4.13.   LIMITATION ON CERTAIN ASSET SALES.

                (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof;

                (2) not less than 75% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments; PROVIDED that the following shall be deemed to be cash for purposes of this clause (2):

                        (a) the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of the Company or such Restricted Subsidiary that is either (i) expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness or (ii) in respect of which the Company or any Restricted Subsidiary is otherwise released from further liability by operation of law;

                        (b) the amount of any obligations received from such transferee that are within 90 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received); and

                        (c)     any combination thereof.

                (3) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied no later than 365 days following the consummation thereof, in an amount equal to all or any of the Asset Sale Proceeds therefrom as follows:

                        (a) to repay Senior Indebtedness, provided, however that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; and/or

                        (b) to repay Indebtedness of a Wholly-Owned Foreign Subsidiary that is a non-Guarantor Restricted Subsidiary from the proceeds of an Asset Sale by such Wholly-Owned Foreign Subsidiary; and/or

                        (c) to acquire assets, including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock, or property of another Person used or useful in businesses similar or ancillary to the business of the Company or such Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such acquisition of assets occurs on or prior to the 366th day following receipt of such Asset Sale Proceeds (the "REINVESTMENT DATE").

                (B) The amount of Available Asset Sale Proceeds not applied or invested as provided in (A)(3) above will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds equals or exceeds

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                                      -45-

$10.0 million (at which time, the entire unutilized Excess Proceeds, and not just the amount in excess of $10.0 million, shall be applied as required by this clause (B)), the Company will be required to make an offer to purchase at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest from all Holders an aggregate principal amount of Notes equal to the amount of such Excess Proceeds (an "EXCESS PROCEEDS OFFER") in accordance with the procedures set forth in this Indenture.

                (C) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

                (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.13;

                (2) that such Holders have the right to require the Company to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "EXCESS PROCEEDS PAYMENT DATE");

                (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                (4) that any Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                (5) that Holders accepting the offer to have their Notes purchased pursuant to an Excess Proceeds Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

                (6) that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                (7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the amount of Excess Proceeds, Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased);

                (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, PROVIDED that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                (9) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes;

                (10) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance; and

                (11)    the name and address of the Paying Agent.

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                                      -46-

                On the Excess Proceeds Payment Date, the Company shall, to the extent lawful, (1) accept for payment, on a PRO RATA basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (2) by 10:00 a.m., New York City time deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, on the Notes to be purchased or portions thereof and (3) deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
4.13. The Paying Agent shall promptly mail or wire transfer to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Payment Date.

                If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Excess Proceeds not required to repurchase Notes and use such portion for general corporate purposes not otherwise prohibited by this Indenture, and such retained portion will not be considered in the calculation of Excess Proceeds with respect to any subsequent offer to purchase Notes. Upon completion of each such Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

                (D) In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor Person shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this
Section 4.13, and must comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale.

                (E) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this
Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.13 by virtue thereof.

Section 4.14.   LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions that are similar or part of a common plan (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each, an "AFFILIATE TRANSACTION") or extend, renew, waive or otherwise materially amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

                (1) such Affiliate Transaction is between or among the Company and/or its Restricted Subsidiaries, or

                (2) the terms of such Affiliate Transaction are at least as favorable as the terms that could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

                In any Affiliate Transaction involving an amount or having a fair market value in excess of $2.5 million that is not permitted under clause
(1) above, the Company must obtain a Board Resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause
(2) above. In any Affiliate Transaction involving an amount or having a fair market value in excess of $7.5 million that is not permitted under clause (1) above (other than any sale by the Company of its Capital Stock that is not Disqualified Capital Stock), the

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                                      -47-

Company must obtain a written opinion as to the fairness of such a transaction from an independent accounting, appraisal or investment banking firm of national reputation in the United States.

                (B)     The foregoing provisions shall not apply to

                (1)     any Restricted Payment that is not prohibited by Section
        4.11;

                (2) fees and compensation paid to, the reimbursement of expense incurred by, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, any Restricted Subsidiary or any direct or indirect parent of the Company as determined in good faith by the Company's Board of Directors or senior management and any employment agreement or other compensation arrangements or agreements involving such persons;

                (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

                (4)     any transaction permitted under Section 5.01;

                (5) any commercial banking, lending or investment banking arrangements made with the Permitted Holders or Affiliates of the Permitted Holders on arm's length terms;

                (6) the payment of reasonable and customary management, consulting and advisory fees and related expenses up to a maximum of $1.0 million per year;

                (7) the payment of reasonable and customary advisory, closing and transaction fees and related expenses (excluding the management fee referred to in clause (6) above) including, but not limited to, in connection with acquisitions, divestitures and financings by the Company or any Restricted Subsidiary and approved by the Board of Directors, in good faith;

                (8) transactions with suppliers or other purchasers for the sale or purchase of goods in the ordinary course of business that, in the judgment of the Board of Directors, are on terms at least as favorable as might reasonably have been obtained from an unaffiliated third party;

                (9) issuance of Capital Stock or Indebtedness for cash or non-cash consideration that is otherwise permitted under this Indenture to any Person; and

                (10) transactions with a Person that is an Affiliate of the Company solely because the Company or any Restricted Subsidiary owns Capital Stock in such Person; PROVIDED that no Affiliate of the Company (other than a Restricted Subsidiary) owns Capital Stock in such Person.

Section 4.15.   LIMITATION ON LIENS.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind, other than Permitted Liens, upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, unless:

                (1) if such Lien secures Indebtedness that is PARI PASSU with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; or

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                                      -48-

                (2) if such Lien secures Indebtedness that is subordinated to the Notes, then the Notes are secured on a senior basis to the obligations so secured until such time as such obligation is no longer secured by a Lien.

Section 4.16.   CHANGE OF CONTROL.

                (A) If a Change of Control occurs, the Company shall be obligated to make an offer to purchase (the "CHANGE OF CONTROL OFFER") each Holder's outstanding Notes at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth below; PROVIDED, HOWEVER, that notwithstanding the Change of Control, the Company will not be obligated to offer to purchase the Notes pursuant to this Section 4.16 if, prior to the time the Company would be required to offer to purchase the Notes as a result of the Change of Control, the Company has mailed the requisite irrevocable notice to redeem all of the outstanding Notes pursuant to the provision described under Section 7(a) of the Notes.

                (B) Within 30 days of the occurrence of a Change of Control, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States, and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

                (1) that the Change of Control Offer is being made pursuant to this Section 4.16 and that all Notes tendered will be accepted for payment and otherwise subject to the terms and conditions set forth in this Section 4.16;

                (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE"));

                (3) that any Note not tendered will remain outstanding and continue to accrue interest;

                (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, PROVIDED that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

                (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

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                                      -49-

                (9)     the name and address of the Paying Agent.

                On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail or wire transfer to each Holder so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, the Guarantors shall endorse the Guarantee and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                (C) Prior to the mailing of the notice to Holders described in clause (B) above, the Company covenants to

                (1) repay in full all obligations and terminate all commitments under or in respect of all Senior Indebtedness the terms of which prohibit the purchase by the Company of the Notes upon a Change of Control in compliance with the terms of this Section 4.16 or offer to repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

                (2) obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the Notes pursuant to this
        Section 4.16.

                The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; PROVIDED that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in Section 6.01(c) if not cured within 60 days after the notice required by Section 6.01(c).

                (D) (1) If the Company or any Subsidiary thereof has issued any outstanding (i) Indebtedness that is subordinate in right of payment to the Notes or (ii) Preferred Stock, and the Company or any Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Holders that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders and (2) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

                (E) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

Section 4.17.   LIMITATION ON DIVIDEND AND OTHER PAYMENT
                RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

                (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company

                        (a)     on its Capital Stock, or

                        (b) with respect to any other interest or participation in, or measured by, its profits, or;

                (2) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company;

                (3) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

                (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

                (1) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions were in effect on the Issue Date, including without limitation pursuant to the Senior Credit Facility and any amendment, modification, restatement, renewal, increases, supplements, refundings, replacements or refinancing thereof; PROVIDED that any of the foregoing are not materially more restrictive than those in effect on the Issue Date,

                (2)     this Indenture, the Notes and the Guarantees;

                (3)     applicable law, rules or regulations;

                (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

                (5) customary provisions in leases or other agreements entered in the ordinary course of business;

                (6) Refinancing Indebtedness; PROVIDED that such restrictions are not materially more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                (7) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

                (8) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

                (9) any agreement relating to a Sale and Lease-Back Transaction, a Capitalized Lease Obligation or Purchase Money Indebtedness, but only on the property subject to such Sale and Lease-Back Transaction, Capitalized Lease Obligation or Purchase Money Indebtedness and only to the extent that such restrictions or encumbrances are customary with respect to a Sale and Lease-Back Transaction, Capitalized Lease Obligation or Purchase Money Indebtedness;

                (10) any other agreement, instrument or document relating to Senior Indebtedness hereafter in effect, PROVIDED that the terms and conditions of such encumbrances or restrictions are not materially more restrictive taken as a whole than those encumbrances or restrictions imposed in connection with the Senior Credit Facility as in effect on the date of this Indenture (which may result in encumbrances or restrictions which are not more restrictive than those applicable to the Company at a Restricted Subsidiary); or

                (11) encumbrances or restrictions contained in any Indebtedness incurred by a Foreign Subsidiary that apply only to such Foreign Subsidiary.

Section 4.18.   LIMITATION ON CONDUCT OF BUSINESS.

                The Company and its Restricted Subsidiaries shall not engage in any businesses which are not the same, similar, ancillary, related to or constitute a reasonable extension of the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date.

                Capital will not engage in any business or activities other than as necessary to (1) maintain its corporate existence and (2) perform its obligations under the Notes, the Exchange Notes, this Indenture and the Registration Rights Agreement.

Section 4.19.   LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

                The Company shall not permit any Restricted Subsidiary that is not a Guarantor to issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly-Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.10 (other than Permitted Indebtedness) in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.20.   ADDITIONAL SUBSIDIARY GUARANTORS.

                Each Domestic Restricted Subsidiary acquired or created shall as soon as practicable, but in any event within 10 Business Days, after the time it has either assets or stockholder's equity in excess of $100,000 or guarantees any other Indebtedness of the Company or any Guarantor execute a guarantee in the form attached to this Indenture and reasonably satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to this Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor.

Section 4.21.   LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

                The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

                (1) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold,

                (2) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with
        Section 4.10, and

                (3)     any proceeds are applied in accordance with Section
        4.13.

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                                      -52-

Section 4.22.   PAYMENTS FOR CONSENT.

                The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01.   LIMITATION ON CONSOLIDATION, MERGER AND SALE OF ASSETS.

                The Issuers shall not and shall not permit any Guarantor to, consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person unless (in the case of the Issuers or any Guarantor):

                (a) the Issuers or such Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Issuers or such Guarantor) formed by such consolidation or into which the Issuers or such Guarantor, as the case may be, is merged or to which the properties and assets of the Issuers or such Guarantor, as the case may be, are transferred shall be a corporation (or, in the case of the Issuers, a corporation, limited liability company or limited partnership) organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Issuers or such Guarantor, as the case may be, under this Indenture, the Notes and the Guarantees, and the obligations under this Indenture shall remain in full force and effect; PROVIDED, that at any time the Issuers or their successors are a limited partnership or a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

                (b) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                (c) immediately after giving effect to such transaction and the use of any net proceeds therefrom, the Company or such Person shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Coverage Ratio Exception;

PROVIDED that this Section 5.01 shall not apply to a merger, sale of all or substantially all of the assets between or among the Company and any of its Wholly-Owned Restricted Subsidiaries that is a Guarantor.

                In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Issuers shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental Indenture in respect thereof comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02.   SUCCESSOR PERSON SUBSTITUTED.

                Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of either of the Issuers in accordance with Section 5.01 above, the successor entity formed by such consolidation or into which either of the Issuers or any such Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuers or such Restricted Subsidiary, as the case may be, under this Indenture with the same effect as if such successor entity had been named as either of the Issuers or such Restricted Subsidiary, as the case may be herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.   EVENTS OF DEFAULT.

                An "Event of Default" occurs if

                (a) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration or redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 12;

                (b) there is a default in the payment of any interest on any Note when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 12;

                (c) there is a default by the Issuers or any Guarantor in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 4.16 or 5.01 which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

                (d) there is a default in the payment at final maturity (after giving effect to any applicable grace periods) of principal in the aggregate amount of $10.0 million or more with respect to any Indebtedness of the Issuers or any Restricted Subsidiary thereof or the acceleration of any such Indebtedness aggregating $10.0 million or more, which default shall not be cured, waived or postponed pursuant to an agreement the holders of such Indebtedness within 30 days after written notice as provided in this Indenture, or such acceleration shall not be rescinded or annulled within 15 days after written notice as provided in this Indenture;

                (e) any final judgment or judgments that can no longer be appealed for the payment of money in excess of $10.0 million shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

                (f) either of the Issuers or any of their Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary thereof pursuant to or within the meaning of any Bankruptcy Law:

                        (A)     commences a voluntary case,

                        (B) consents to the entry of an order for relief against it in an involuntary case,

                        (C) consents to the appointment of a Custodian of it or for all or substantially all of its Property,

                        (D) makes a general assignment for the benefit of its creditors,

                        (E) generally is not able to pay its debts as they become due, or

                        (F) takes any corporate action to authorize or effect any of the foregoing;

                (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Issuers or any Restricted Subsidiary in an involuntary case,

                        (B) appoints a Custodian of either of the Issuers or any Restricted Subsidiary or for all or substantially all of the Property of the Issuers or any Restricted Subsidiary, or

                        (C) orders the liquidation of either of the Issuers or any Restricted Subsidiary,

        and the order or decree remains unstayed and in effect for 60 days; and

                (h) any of the Guarantees (other than a Guarantee issued by a Subsidiary that is not a Significant Subsidiary) ceases to be in full force and effect or any of the Guarantees (other than a Guarantee issued by a Subsidiary that is not a Significant Subsidiary) is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

                The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.   ACCELERATION.

                If an Event of Default (other than an Event of Default of the type described in Section 6.01(f) or (g)) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest, if any, to the date of acceleration, PROVIDED, that if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Senior Credit Facility and five Business Days after receipt by the Issuers and the Representative of the holders of Senior Indebtedness under or in respect of the Senior Credit Facility of notice of the acceleration of the Notes; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if

                (1) all Events of Default, other than nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived;

                (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                (3) the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                (4) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g) above, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default of the type described in Section 6.01(f) or (g) above shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03.   OTHER REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.   WAIVER OF PAST DEFAULTS AND EVENTS OF DEFAULT.

                Subject to Sections 2.09, 6.02, 6.07 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive past Defaults under this Indenture EXCEPT a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Issuers shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Issuers, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.   CONTROL BY MAJORITY.

                Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This
Section 6.05 shall be in
lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06.   LIMITATION ON SUITS.

                Subject to Section 6.07 below, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

                (1) such Holder has given the Trustee written notice of a continuing Event of Default;

                (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

                (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

                (4) the Trustee fails to institute such proceeding within 60 days after receipt of such notice and the offer of indemnity; and

                (5) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

                A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.   RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.   COLLECTION SUIT BY TRUSTEE.

                If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

                The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

                Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.   PRIORITIES.

                If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                FIRST: to the Trustee for amounts due under Section 7.07;

                SECOND: if the Holders are forced to proceed against the Issuers or any Guarantor directly without the Trustee, to Holders for their collection costs;

                THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                FOURTH: to the Issuers or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

                The Trustee, upon prior written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.   UNDERTAKING FOR COSTS.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.


                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.   DUTIES OF TRUSTEE.

                (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

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                                      -58-

                (b) Except during the continuance of a Default or an Event of Default:

                (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

                (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (1)     This paragraph does not limit the effect of paragraph
        (b) of this Section 7.01.

                (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have grounds in its sole discretion for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity or security satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

                (e) Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02.   RIGHTS OF TRUSTEE.

                Subject to Section 7.01:

                (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of
        Section 13.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

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                                      -59-

                (c) The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuers, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

Section 7.04.   TRUSTEE'S DISCLAIMER.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the sale of Notes or any money paid to the Issuers pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Issuers in this Indenture or the Notes other than the Trustee's certificate of authentication.

Section 7.05.   NOTICE OF DEFAULTS.

                If a Default or an Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Proceeds Payment Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with
Article 5, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06.   REPORTS BY TRUSTEE TO HOLDERS.

                If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

                Reports pursuant to this Section 7.06 shall be transmitted by mail:

                (1) to all registered Holders, as the names and addresses of such Holders appear on the Registrar's books; and

                (2) to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

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                                      -60-

                A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07.   COMPENSATION AND INDEMNITY.

                The Issuers shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for the Trustee's services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

                The Issuers shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Issuers promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Issuers may defend the claim and the Trustee shall cooperate and may participate in the defense; PROVIDED that any settlement of a claim shall be approved in writing by the Trustee. The Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

                To secure the Issuers' payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes. The obligations of the Issuers and the Guarantors under this Section 7.07 shall not be subordinated to the payment of Senior Indebtedness pursuant to Article 11 or
Article 12.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                The obligations of the Issuers under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 7.08.   REPLACEMENT OF TRUSTEE.

                The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee. The Issuers may remove the Trustee at their election if:

                (a)     the Trustee fails to comply with Section 7.10;

                (b)     the Trustee is adjudged a bankrupt or an insolvent;

                (c) a receiver or other public officer takes charge of the Trustee or its property; or

                (d)     the Trustee otherwise becomes incapable of acting.

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                                      -61-

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.   SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER OR CONVERSION.

                If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.   ELIGIBILITY; DISQUALIFICATION.

                This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Issuers shall comply with the provisions of TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

                The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers as obligors of the Notes.

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                                      -62-

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01.   WITHOUT CONSENT OF HOLDERS.

                The Issuers and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

                (1) to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

                (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

                (3)     to comply with Article 5;

                (4) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                (5) to make any change that would provide any additional benefit or rights to the Holders;

                (6) to add to the covenants of the Issuers or a Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or any Guarantor;

                (7)     to secure the Notes pursuant to the requirements of
        Section 4.15 or otherwise;

                (8) to reflect the release of a Guarantor from its obligations with respect to its Guarantee pursuant to Section 10.06 or to add a Guarantor pursuant to Section 4.20; or

                (9) to make any other change that does not adversely affect the rights of any Holder under this Indenture.

Section 8.02.   WITH CONSENT OF HOLDERS.

                Subject to Section 6.07, the Issuers and the Guarantors, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Issuers or any Guarantor, with any provision of this Indenture, the Notes, or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

                (2) reduce the rate of or change the time for payment of interest, including Additional Interest and defaulted interest, on any Note;

                (3) reduce the principal of or premium on or change the stated maturity of any Note;

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                                      -63-

                (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York or Wilmington, Delaware;

                (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of Notes, or change the time before which no such redemption may be made;

                (6) waive a default in the payment of the principal of, or interest on or redemption payment with respect to any Note;

                (7) after the Issuers' obligation to purchase Notes arises thereunder, amend, change, or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions of the definitions with respect thereto;

                (8) take any other action otherwise prohibited by this Indenture to be taken without the consent of each Holder affected thereby;

                (9) affect the ranking of the Notes or any Guarantee in a manner adverse to the Holders; or

                (10) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

                After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                Upon the request of the Issuers, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.   COMPLIANCE WITH TIA.

                Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

Section 8.04.   REVOCATION AND EFFECT OF CONSENTS.

                Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Issuers received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

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                                      -64-

                The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (9) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05.   NOTATION ON OR EXCHANGE OF NOTES.

                If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, in exchange for the Note the Issuers shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

                The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Issuers and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01.   SATISFACTION AND DISCHARGE OF INDENTURE.

                This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

                (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

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                                      -65-

                (b) (i) either (A) pursuant to Article 3, the Issuers shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable; (ii) the Issuers have irrevocably deposited or caused to be deposited with the Trustee in trust an amount of U.S. legal tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest on the Notes to the date of such deposit; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are a party or by which they are bound; (iv) the Issuers have paid or caused to be paid all other sums payable hereunder by the Issuers; (v) the Issuers have delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity or redemption thereof, and (B) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and (vi) that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of
        Article 12 or to the rights of holders of Guarantor Senior Indebtedness pursuant to the provisions of Article 11.

                Notwithstanding the foregoing paragraph, the Issuers' obligations in Article 2 and Sections 4.01, 4.07, 7.07, 9.06 and 9.07 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuers' obligations in Sections 7.07, 9.06 and 9.07 shall survive.

                After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' and each Guarantor's obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02.   LEGAL DEFEASANCE.

                (a) The Issuers may, at their option by Board Resolution of the Board of Directors of the Issuers, at any time, elect to have this section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

                (b) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuers and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), and Holders and any amounts deposited under Section
9.04 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 12 or otherwise or any holder of Guarantor Senior Indebtedness under Article 11 or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Issuers' obligations with respect to such Notes under Article 2 and Section 4.07, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (iv) this Article 9. Subject to compliance with this Article 9, the Issuers may exercise their option under this Section 9.02 notwithstanding the prior exercise of its option under
Section 9.03 below with respect to the Notes.

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                                      -66-

Section 9.03.   COVENANT DEFEASANCE.

                (a) The Issuers may, at their option by Board Resolution of the Board of Directors of the Issuers, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

                (b) Upon the Issuers' exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuers and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04, be released from their respective obligations under the covenants contained in Sections 4.05, 4.08, 4.09 and 4.10 through 4.22, inclusive, and Article 5 with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes and the Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders and any amounts deposited under Section 9.04 shall cease to be subject to any obligations to the rights of, any holder of Senior Indebtedness under Article 12 or otherwise or any holder of Guarantor Senior Indebtedness under Article 11 or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Issuers and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture, such Notes and the Guarantees shall be unaffected thereby. In addition, upon the Issuers exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(c), 6.01(d) and 6.01(e) shall not constitute Events of Default.

Section 9.04.   CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                The following shall be the conditions to the application of either Section 9.02 or 9.03 to the outstanding Notes and the Guarantees:

                In order to exercise either Legal Defeasance or Covenant
Defeasance:

                (a) the Issuers must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders, U.S. legal tender or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, PROVIDED that the Trustee shall have received an irrevocable written order from the Issuers instructing the Trustee to apply such U.S. legal tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

                (b) in the case of an election under Section 9.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred;

                (c) in the case of an election under Section 9.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to

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        federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, Covenant Defeasance and discharge had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(f) and 6.01(g) are concerned, at any time in the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition shall not be deemed to be satisfied until the expiration of such period);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (f) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                (g) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

                (h) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Indebtedness of the Issuers or Guarantor Senior Indebtedness of any Guarantor, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening event of the type described in Sections 6.01(f) and 6.01(g) between the date of deposit and the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition should not be deemed to be satisfied until the expiration of such period) and further assuming that no Holder is an insider of either of the Issuers, after the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law (it being understood that this condition should not be deemed to be satisfied until the expiration of such period), the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

                (i) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Issuers; and

                (j) the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

Section 9.05.   APPLICATION OF TRUST MONEY.

                All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

                The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04

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                                      -68-

or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

                Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon a written request of the Issuers in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.   REPAYMENT TO THE ISSUERS.

                Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07, the
Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.

Section 9.07.   REINSTATEMENT.

                If the Trustee or Paying Agent is unable to apply any U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01, 9.02 or
9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01; PROVIDED, HOWEVER, that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 10

                                    GUARANTEE


Section 10.01.  UNCONDITIONAL GUARANTEE.

                Each Guarantor hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence

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of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

                Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

                Each Guarantor shall at all times remain a Wholly-Owned Subsidiary of the Company for so long as such Guarantor remains a Subsidiary of the Company, except with respect to a non Wholly-Owned Subsidiary of the Company acquired after the Issue Date; PROVIDED, that the minority interest of such non Wholly-Owned Subsidiary shall at no time be greater than the minority interest on the date of acquisition

Section 10.02.  SEVERABILITY.

                In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03.  LIMITATION ON GUARANTOR'S LIABILITY; CONTRIBUTION.

                Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to the second paragraph of Section 10.03, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

                In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Guarantor (a "FUNDING GUARANTOR") under a Guarantee such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a PRO RATA amount, based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to the first paragraph of this Section 10.03, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Issuers' obligations with respect to the Notes or any other Guarantor's obligations under a Guarantee.

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Section 10.04.  SUCCESSORS AND ASSIGNS.

                This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.05.  NO WAIVER.

                Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.06.  RELEASE OF GUARANTOR.

                A Guarantor shall be released from all of its obligations under its Guarantee if:

                (i) the Guarantor has sold all of its assets or the Company and its Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Section 4.13;

                (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Issuers or another Guarantor in a transaction in compliance with Section 5.01; or

                (iii) such Guarantor is designated an Unrestricted Subsidiary in compliance with Section 4.11;

and in each such case, the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 10.07.  EXECUTION OF SUPPLEMENTAL INDENTURE FOR FUTURE GUARANTORS.

                Each Subsidiary which is required to become a Guarantor pursuant to Section 4.20 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of EXHIBIT F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the obligations of the Issuers under the Notes and this Indenture. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.08.  EXECUTION AND DELIVERY OF GUARANTEE.

                To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of two Officers or an Officer and the Secretary of each Guarantor. Each Guarantor hereby agrees that the Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that

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                                      -71-

office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.09.  SUBORDINATION OF SUBROGATION AND OTHER RIGHTS.

                Each Guarantor hereby agrees that any claim against the Issuers that arises from the payment, performance or enforcement of such Guarantor's obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.


                                   ARTICLE 11

                           SUBORDINATION OF GUARANTEE


Section 11.01. GUARANTEE OBLIGATIONS SUBORDINATED TO GUARANTOR SENIOR INDEBTEDNESS.

                Each Guarantor covenants and agrees, and the Trustee and each Holder, by its acceptance of the Notes, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Guarantee and the payment of all obligations on the Notes pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior indefeasible payment in full in cash of all Guarantor Senior Indebtedness of such Guarantor whether outstanding on the Issue Date or thereafter incurred.

                This Section 11.01 and the following Sections 11.02 through
11.11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 11.02.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (c) any general assignment for the benefit of creditors or (d) any other marshalling of assets or liabilities of any Guarantor, then and in any such event:

                (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive indefeasible payment in full in cash of all amounts due on or in respect of all such Guarantor Senior Indebtedness before the Holders are entitled to receive, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind or character (other than from the trust described in Section 9.01 or Section 9.04) by such Guarantor on account of any of the obligations of such Guarantor under its Guarantee; and

                (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 11 (other than from the trust described in Section 9.01 or Section 9.04) shall be paid by the liquidating trustee or agent or other Person making such

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                                      -72-

        payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

                (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or any Holder shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, Property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of the obligations of any Guarantor pursuant to its Guarantee (other than from the trust described in Section 9.01 or Section 9.04) before all Guarantor Senior Indebtedness of such Guarantor is indefeasibly paid in full in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash or, as acceptable to the holders of such Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

                The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its Properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of such Guarantor for the purposes of this
Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such Properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5.

Section 11.03. SUSPENSION OF GUARANTEED OBLIGATIONS WHEN GUARANTOR SENIOR INDEBTEDNESS IN DEFAULT.

                (a) Unless Section 11.02 shall be applicable, upon the occurrence of a Payment Default on Designated Senior Indebtedness of any Guarantor no payment or distribution (other than from the trust described in Section 9.01 or Section 9.04) of any assets or securities of a Guarantor of any kind or character (including, without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its obligations under its Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of its obligations under its Guarantee, or for or on account of the purchase, redemption or other acquisition of the Notes and neither the Trustee nor any Holder shall take or receive from any Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its obligations under its Guarantee commencing on the date of receipt by the Trustee of a written notice ("GUARANTOR PAYMENT BLOCKAGE NOTICE") from the representative of the holders of such Guarantor Senior Indebtedness (the "GUARANTOR REPRESENTATIVE") of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is waived in writing in accordance with the terms of such Guarantor Senior Indebtedness or otherwise ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Guarantor shall resume making any and all required payments in respect of its obligations under its Guarantee, including any missed payments.

                (b) Unless Section 11.02 shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness of any Guarantor, no payment or distribution (other than from the trust described in Section 9.01 or Section 9.04) of any assets of such Guarantor of any kind or character (including,

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                                      -73-

without limitation, cash, Property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its obligations under its Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, on account of any of its obligations under its Guarantee, or on account of the purchase, redemption, defeasance or other acquisition of the Notes and neither the Trustee nor any Holder shall take or receive from any Guarantor, directly or indirectly in any manner, payment in respect of all or any portion of its obligations under its Guarantee for a period (the "GUARANTEE PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of a Guarantor Payment Blockage Notice of such Non-Payment Event of Default from the Guarantor Representative, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (w) the date that is 179 days after the receipt of the Guarantor Payment Blockage Notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing in accordance with the terms of the Guarantor Senior Indebtedness or shall have ceased to exist,
(y) such Designated Senior Indebtedness shall have been discharged or indefeasibly paid in full in cash or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative initiating such Guarantee Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause (w), (x),
(y) or (z), such Guarantor shall resume making any and all required payments in respect of its obligations under its Guarantee, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative unless such Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the Guarantor Payment Blockage Notice or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under Section 12.03(b), 179 days from the date of the receipt by the Trustee of the Payment Blockage Notice (an "INITIAL GUARANTEE BLOCKAGE PERIOD"). Any number of additional Guarantee Payment Blockage Periods may be commenced during an Initial Guarantee Blockage Period; PROVIDED, HOWEVER, that no such additional Guarantee Payment Blockage Period shall extend beyond the applicable Initial Guarantee Blockage Period. After the expiration of an Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 11.03(b) and no Payment Blockage Period may be commenced under Section 12.03(b) until at least 360 consecutive days have elapsed from the day of commencement of the Initial Guarantee Blockage Period.

                (c) In the event that, notwithstanding the foregoing, the Trustee or any Holder shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantee Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor Senior Indebtedness, promptly returned to the Guarantor, or as a court of competent jurisdiction shall direct.

Section 11.04.  TRUSTEE'S RELATION TO GUARANTOR SENIOR INDEBTEDNESS.

                The Trustee and any agent of any Guarantor or the Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, such Guarantor or any other Person, moneys or assets to which any holder of Guarantor Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this

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Section 11.04 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness.

Section 11.05.  SUBROGATION.

                Upon the payment in full in cash of all amounts payable under or in respect of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders or the Trustee would be entitled except for the provisions of this
Article 11, and no payments over pursuant to the provisions of this Article 11 to holders of Guarantor Senior Indebtedness by Holders or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

                If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash.

Section 11.06. GUARANTEE SUBORDINATION PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

                The subordination provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Guarantor Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Issuers referred to in Section 11.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c).

                The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.07.  TRUSTEE TO EFFECTUATE SUBORDINATION.

                Each Holder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of a Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings.

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Section 11.08.  NO WAIVER OF SUBORDINATION PROVISIONS.

                (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                (b) Without limiting the generality of paragraph (a) of this Section, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; and (4) exercise or refrain from exercising any rights against a Guarantor and any other Person; PROVIDED, HOWEVER, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the obligations under the Guarantees pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 11.09.  NOTICE TO TRUSTEE.

                (a) A Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the obligations under the Guarantees, unless and until the Trustee shall have received written notice thereof from such Guarantor or a holder of Guarantor Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 11.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any obligation under a Guarantee), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Guarantor Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                (b) In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

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Section 11.10.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

                Upon any payment or distribution of assets of a Guarantor referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11.  NO SUSPENSION OF REMEDIES.

                Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the obligations under the Guarantees pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Guarantor Senior Indebtedness.


                                   ARTICLE 12

                             SUBORDINATION OF NOTES


Section 12.01.  NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

                The Issuers covenant and agree, and the Trustee and each Holder by its acceptance of Notes likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article 12; the payment of all obligations on the Notes by the Issuers are hereby expressly made subordinate and subject in right of payment as provided in this Article 12 to the prior indefeasible payment in full in cash of all Senior Indebtedness of the Issuers, whether outstanding on the Issue Date or thereafter incurred.

                This Section 12.01 and the following Sections 12.02 through
12.11 shall constitute a continuing offer to all Persons who, in reliance on such provisions, become holders of or continue to hold Senior Indebtedness of the Issuers; and such provisions are made for the benefit of all the holders of Senior Indebtedness of the Issuers; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 12.02.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

                In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to either of the Issuers or to their creditors, as such, or to its assets, whether voluntary or involuntary,
(b) any liquidation, dissolution or other winding-up of either of the Issuers, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (c) any general assignment for the benefit of creditors or (d) any other marshalling of assets or liabilities of either of the Issuers, then and in any such event:

                (1) the holders of Senior Indebtedness of the Issuers shall be entitled to receive indefeasible payment in full in cash of all amounts due on or in respect of all Senior Indebtedness before the Holders are entitled to receive any payment or distribution of any kind or character (other than from the trust described in Section 9.01 or Section 9.04) on account of any obligations on the Notes; and

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                                      -77-

                (2) any payment or distribution of assets of the Issuers of any kind or character, whether in cash, Property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 12 (other than from the trust described in Section 9.01 or Section 9.04) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                (3) in the event that, notwithstanding the foregoing provisions of this Section 12.02, the Trustee or any Holder shall have received any payment or distribution of assets of the Issuers of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the principal of, premium, if any, and interest on the Notes before all Senior Indebtedness is indefeasibly paid in full in cash, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Issuers for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or, as acceptable to the holders of such Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, to or for the holders of such Senior Indebtedness.

                The consolidation of either of the Issuers with, or the merger of either of the Issuers with or into, another Person or the liquidation or dissolution of either of the Issuers following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of either of the Issuers for the purposes of this Article 12 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such
Article 5.

Section 12.03.  SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

                (a) Unless Section 12.02 shall be applicable, upon the occurrence of a Payment Default on Designated Senior Indebtedness of the Issuers, no payment or distribution (other than from the trust described in Section 9.01 or Section 9.04) of any assets or securities of the Issuers of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuers being subordinated to the payment of the Notes by the Issuers) shall be made by the Company or any Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, for or on account of any obligations under the Notes or this Indenture, or for or on account of the purchase, redemption or other acquisition of the Notes, and neither the Trustee nor any Holder shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes commencing on the date of receipt by the Trustee of written notice ("PAYMENT BLOCKAGE NOTICE") from the Representative of the holders of such Designated Senior Indebtedness to the Trustee of written notice of the occurrence of a Payment Default, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing in accordance with the terms of such Designated Senior Indebtedness or otherwise ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Issuers shall resume making any and all required payments in respect of the Notes, including any missed payments.

                (b) Unless Section 12.02 shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness of the Issuers, no payment or distribution (other than from the trust described in Section 9.01 or Section 9.04) of any assets of the Issuers of any kind or character (including, without

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                                      -78-

limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Issuers being subordinated to the payment of the Notes by the Issuers) shall be made by the Company or any Subsidiary of the Company, including, without limitation, by way of set-off or otherwise, on account of any obligations under the Notes or this Indenture or on account of the purchase, redemption, defeasance or other acquisition of Notes and neither the Trustee nor any Holder shall take or receive from the Company or any such Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of the Notes for a period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of a Payment Blockage Notice of such Non-Payment Event of Default from the Representative unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (w) the date that is 179 days after receipt of the Payment Blockage Notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing in accordance with the terms of such Designated Senior Indebtedness or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or indefeasibly paid in full in cash or
(z) such Payment Blockage Period shall have been terminated by written notice to the Issuers or the Trustee from the Representative initiating such Payment Blockage Period, or the holders of at least a majority in principal amount of such issue of Designated Senior Indebtedness, after which, in the case of clause
(w), (x), (y) or (z), the Issuers shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provisions of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the Payment Blockage Notice or in the event of a Non-Payment Event of Default which formed the basis of a Guarantee Payment Blockage Period under Section 11.03(b), 179 days from the receipt by the Trustee of the Guarantor Payment Blockage Notice (an "INITIAL BLOCKAGE PERIOD"). Any number of additional Payment Blockage Periods may be commenced during an Initial Blockage Period; PROVIDED, HOWEVER, that no such additional Payment Blockage Period shall extend beyond the applicable Initial Blockage Period. After the expiration of an Initial Blockage Period, no Payment Blockage Period may be commenced under this clause (b) and no Guarantee Payment Blockage Period may be commenced under Section 11.03(b) until at least 360 consecutive days have elapsed from the day of commencement of the applicable Initial Blockage Period.

                (c) In the event that, notwithstanding the foregoing, the Trustee or any Holder shall have received any payment prohibited by the foregoing provisions of this Section 12.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to the Issuers, or otherwise as a court of competent jurisdiction shall direct.

Section 12.04.  TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

                The Trustee and any agent of the Issuers or the Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Issuers or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this
Article 12 or otherwise. Nothing in this Section 12.04 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness.

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                                      -79-

Section 12.05.  SUBROGATION.

                Upon the payment in full in cash of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 12, and no payments over pursuant to the provisions of this Article 12 to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Issuers, their creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment or distribution by the Issuers to or on account of the Senior Indebtedness.

                If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under the Senior Indebtedness of the Issuers, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 12.06.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

                The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Issuers, their creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Issuers, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Issuers of the Holders and creditors of the Issuers other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 12 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of either of the Issuers referred to in Section 12.02, to receive, pursuant to and in accordance with such section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 12.03, to prevent any payment prohibited by such section or enforce their rights pursuant to Section 12.03(c).

                The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this
Article 12 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 12.07.  TRUSTEE TO EFFECTUATE SUBORDINATION.

                Each Holder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of either of the Issuers whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of either of the Issuers owing to such Holder in the form required in such proceedings.

Section 12.08.  NO WAIVER OF SUBORDINATION PROVISIONS.

                (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part

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                                      -80-

of the Issuers or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuers with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                (b) Without limiting the generality of paragraph (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Issuers and any other Person; PROVIDED, HOWEVER, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 12.09.  NOTICE TO TRUSTEE.

                (a) The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Issuers or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 12.09, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 12.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                (b) In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.10.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

                Upon any payment or distribution of assets of the Issuers referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.11.  NO SUSPENSION OF REMEDIES.

                Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 12 of the holders, from time to time, of Senior Indebtedness.


                                   ARTICLE 13

                                  MISCELLANEOUS


Section 13.01.  TIA CONTROLS.

                If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02.  NOTICES.

                Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                If to the Issuers or any Guarantor:

                        Norcross Safety Products L.L.C.
                        2211 York Road
                        Suite 215
                        Oak Brook, Illinois 60521
                        Tel: (630) 572-5715
                        Fax: (630) 572-8518

                Copy to:

                        Kirkland & Ellis
                        200 E. Randolph Drive
                        Chicago, Illinois 60601
                        Attention: Dennis M. Myers, Esq., P.C.
                        Tel: (312) 861-2000
                        Fax: (312) 861-2200

                If to the Trustee:

                        Wilmington Trust Company
                        Rodney Square North
                        1100 N. Market Street
                        Wilmington, Delaware 19890
                        Attention:  Corporate Capital Markets
                        Tel: (302) 636-6396
                        Fax: (302) 636-4140

                The Issuers, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Issuers, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); PROVIDED, HOWEVER, that notices to the Trustee shall be deemed given upon receipt.

                Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

                Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

                In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 13.03.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:

                (1) an Officers' Certificate (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.05.  STATEMENTS REQUIRED IN OFFICERS' CERTIFICATE AND OPINION.

                Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                (1) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 13.06.  RULES BY TRUSTEE AND AGENTS.

                The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 13.07.  BUSINESS DAYS; LEGAL HOLIDAYS.

                A "BUSINESS DAY" is a day that is not a Legal Holiday. A "LEGAL HOLIDAY" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York, the State of Illinois or the State of Delaware. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.08.  GOVERNING LAW.

                THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 13.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 13.10.  NO RECOURSE AGAINST OTHERS.

                A director, officer, employee, stockholder or incorporator, as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.11.  SUCCESSORS.

                All agreements of each of the Issuers and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 13.12.  MULTIPLE COUNTERPARTS.

                The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 13.13.  TABLE OF CONTENTS, HEADINGS, ETC.

                The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.  SEPARABILITY.

                Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                       NORCROSS SAFETY PRODUCTS L.L.C.


                                       By: /s/ David F. Myers, Jr.
                                            ------------------------------------
                                           Name: David F. Myers, Jr.
                                           Title: Secretary


                                       NORCROSS CAPITAL CORP.


                                       By: /s/ David F. Myers, Jr.
                                            ------------------------------------
                                           Name: David F. Myers, Jr.
                                           Title: Secretary

                                       Guarantors:

                                       MORNING PRIDE MANUFACTURING L.L.C.
                                       NORTH SAFETY MEXICO HOLDINGS LLC
                                       NORTH SAFETY PRODUCTS INC.
                                       PRO-WARRINGTON L.L.C.


                                       By:   /s/ David F. Myers, Jr.
                                            ------------------------------------
                                           Name: David F. Myers, Jr.
                                           Title: Secretary

                                       WILMINGTON TRUST COMPANY,
                                         as Trustee


                                       By:  /s/ Denise M. Green
                                            ------------------------------------
                                           Name: Denise M. Green
                                           Title: Vice President

                                                                       EXHIBIT A

                                                              CUSIP No.:


                    9 7/8% SENIOR SUBORDINATED NOTE DUE 2011

No.                                                                   $

                NOCROSS SAFETY PRODUCTS L.L.C., a Delaware limited liability company (the "COMPANY") and NORCROSS CAPITAL CORP., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS," which term includes
any successor entity), for value received promise to pay to        or registered
assigns, the principal sum of [         ] DOLLARS on August 15, 2011.

                Interest Payment Dates: February 15 and August 15, commencing February 15, 2004.

                Record Dates: February 1 and August 1.

                Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their respective duly authorized officers and a facsimile of their corporate seals to be affixed hereto or imprinted hereon.

                                       NORCROSS SAFETY PRODUCTS L.L.C.


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:

                                       NORCROSS CAPITAL CORP.


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:

CERTIFICATE OF AUTHENTICATION

                This is one of the 9 7/8% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.


                                       WILMINGTON TRUST COMPANY,
                                         as Trustee


                                       By:
                                            ------------------------------------
                                           Authorized Signatory

                              (REVERSE OF SECURITY)

                    9 7/8% SENIOR SUBORDINATED NOTE DUE 2011


                1. INTEREST. Norcross Safety Products L.L.C., a Delaware limited liability company (the "COMPANY") and Norcross Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), promise to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                The Issuers shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

                2. METHOD OF PAYMENT. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on February 1 or August 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that the Issuers may pay principal, premium, if any, and interest by check payable in such money. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, a Delaware banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                4. INDENTURE. The Issuers issued this Note under an Indenture, dated as of August 13, 2003 (the "INDENTURE"), by and among the Issuers, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Issuers designated as their 9 7/8% Senior Subordinated Notes due 2011 (the "NOTES"). The Notes include the Initial Notes, the Additional Notes and the Exchange Notes (as defined below) issued in exchange for the Initial Notes and Additional Notes pursuant to the Indenture. The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuers.

                5. SUBORDINATION. The Notes are unsecured obligations of the Issuers and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Issuers, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                6. GUARANTEE. The obligations of the Issuers hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Guarantor

Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Issuers.

                7.      REDEMPTION.

                (a) OPTIONAL REDEMPTION. The Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, on and after August 15, 2007 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.

         Year                                                                 Percentage
         ----                                                                 ----------
         2007......................................................            104.938%
         2008......................................................            103.292%
         2009......................................................            101.646%
         2010 and thereafter.......................................            100.000%

                (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. Notwithstanding the foregoing, the Issuers may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to August 15, 2006 at a Redemption Price equal to 109.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Equity Offerings; PROVIDED that

                (1) at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

                (2) any such redemption occurs within 90 days following the closing of such Equity Offering.

                8. NOTICE OF REDEMPTION. Notice of redemption under paragraphs 7(a) and 7(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

                Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                9. OFFERS TO PURCHASE. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                10. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement by and among the Issuers, the Guarantors and the Initial Purchasers, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Issuers' Series B 9 7/8% Senior Subordinated Notes due 2011 (the "EXCHANGE NOTES"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

                11. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                12. PERSONS DEEMED OWNERS. The registered holder of a Note shall be treated as the owner of it for all purposes.

                13. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another person.

                14. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. If the Issuers at any time deposit with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                15. AMENDMENTS, SUPPLEMENTS, AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

                16. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must quarterly report to the Trustee on compliance with such limitations.

                17. SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

                18. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

                19. TRUSTEE DEALINGS WITH ISSUERS. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                20. NO RECOURSE AGAINST OTHERS. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Issuers shall have any liability for any obligation of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                21. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                24. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                25. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture which has the text of this Note in larger type. Requests may be made to: Norcross Safety Products L.L.C., 2211 York Road, Suite 215, Oak Brook, Illinois 60523, Attention: Chief Financial Officer.

                                FORM OF GUARANTEE

                Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the "GUARANTEE") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in
Article 10 of the Indenture.

                The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of each Guarantor, to the extent and in the manner provided in Article 11 of the Indenture.

                This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                This Guarantee is subject to release upon the terms set forth in the Indenture.

                                       [         ]


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                 ASSIGNMENT FORM

                If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                                  Signed:
      ----------------------------             ---------------------------------
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Note)


Medallion Guarantee:
                     -----------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.16 of the Indenture, check the appropriate box:

                                Section 4.13 / /
                                Section 4.16 / /

                If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$ __________________


Date:
     ----------------------              -------------------------------------
                                         NOTICE: The signature on this
                                         assignment must correspond with the
                                         name as it appears upon the face of the
                                         within Note in every particular without
                                         alteration or enlargement or any change
                                         whatsoever and be guaranteed by the
                                         endorser's bank or broker.


Medallion Guarantee:
                     -----------------------------

                                                                       EXHIBIT B

                                                               CUSIP No.:

                    9 7/8% SENIOR SUBORDINATED NOTE DUE 2011

No.                                                                   $

                NOCROSS SAFETY PRODUCTS L.L.C., a Delaware limited liability company (the "COMPANY") and NORCROSS CAPITAL CORP., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS," which term includes
any successor entity), for value received promise to pay to        or registered
assigns, the principal sum of [         ] DOLLARS on August 15, 2011.

                Interest Payment Dates: February 15 and August 15, commencing February 15, 2004.

                Record Dates: February 1 and August 1.

                Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

                IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their respective duly authorized officers and a facsimile of their corporate seals to be affixed hereto or imprinted hereon.

                                       NORCROSS SAFETY PRODUCTS L.L.C.


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       NORCROSS CAPITAL CORP.


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:

CERTIFICATE OF AUTHENTICATION

                This is one of the Series B 9 7/8% Senior Subordinated Notes due 2011 referred to in the within-mentioned Indenture.

                                       WILMINGTON TRUST COMPANY,
                                           as Trustee


                                       By:
                                            ------------------------------------
                                           Authorized Signatory

                              (REVERSE OF SECURITY)

                    9 7/8% SENIOR SUBORDINATED NOTE DUE 2011


                1. INTEREST. Norcross Safety Products L.L.C., a Delaware limited liability company (the "COMPANY") and Norcross Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), promise to pay interest on the principal amount of this Note at the rate PER ANNUM shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing February 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                The Issuers shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

                2. METHOD OF PAYMENT. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on February 1 or August 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that the Issuers may pay principal, premium, if any, and interest by check payable in such money. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

                3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust Company, a Delaware banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

                4. INDENTURE. The Issuers issued this Note under an Indenture, dated as of August 13, 2003 (the "INDENTURE"), by and among the Issuers, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuers designated as its Series B 9 7/8% Senior Subordinated Notes due 2011 (the "EXCHANGE NOTES") issued in exchange for the initial 9 7/8% Senior Subordinated Notes due 2011 (the "INITIAL NOTES" and, together with the Additional Notes and the Exchange Notes, the "NOTES"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuers.

                5. SUBORDINATION. The Notes are unsecured obligations of the Issuers and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Issuers, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

                6. GUARANTEE. The obligations of the Issuers hereunder are guaranteed on a senior subordinated basis by the Guarantors. Each Guarantee by a Guarantor is subordinated in right of payment to all Guarantor

Senior Indebtedness of such Guarantor to the same extent that the Notes are subordinated to Senior Indebtedness of the Issuers.

                7.      REDEMPTION.

                (a) OPTIONAL REDEMPTION. The Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, on and after August 15, 2007 at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption.

         Year                                                      Percentage
         ----                                                      ----------
         2007..............................................         104.938%
         2008..............................................         103.292%
         2009..............................................         101.646%
         2010 and thereafter...............................         100.000%

                (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. Notwithstanding the foregoing, the Issuers may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to August 15, 2006 at a Redemption Price equal to 109.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Equity Offerings; PROVIDED that

                (1) at least 65% of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and

                (2) any such redemption occurs within 90 days following the closing of such Equity Offering.

                8. NOTICE OF REDEMPTION. Notice of redemption under paragraphs 7(a) and 7(b) of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's registered address.

                Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

                9. OFFERS TO PURCHASE. The Indenture provides that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                10. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                11. PERSONS DEEMED OWNERS. The registered holder of a Note shall be treated as the owner of it for all purposes.

                12. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another person.

                13. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. If the Issuers at any time deposit with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

                14. AMENDMENTS, SUPPLEMENTS, AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

                15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

                16. SUCCESSOR ENTITY. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

                17. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration; PROVIDED, HOWEVER, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

                18. TRUSTEE DEALINGS WITH ISSUERS. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

                19. NO RECOURSE AGAINST OTHERS. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Issuers shall have any liability for any obligation of the

Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

                20. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

                22. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                23. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                24. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture which has the text of this Note in larger type. Requests may be made to: Norcross Safety Products L.L.C., 2211 York Road, Suite 215, Oak Brook, Illinois 60523, Attention: Chief Financial Officer.

                                FORM OF GUARANTEE

                Each Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guarantee being referred to herein as the "GUARANTEE") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in
Article 10 of the Indenture.

                The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of each Guarantor, to the extent and in the manner provided in Article 11 of the Indenture.

                This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

                This Guarantee is subject to release upon the terms set forth in the Indenture.

                                       [          ]



                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:

                                 ASSIGNMENT FORM

                If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                              Signed:
       ------------------------            -------------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Note)


Medallion Guarantee:
                     ----------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]


                If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.16 of the Indenture, check the appropriate box:

                                Section 4.13 / /
                                Section 4.16 / /

                If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$ ______________


Date:
     ----------------------------         -----------------------------------
                                          NOTICE: The signature on this
                                          assignment must correspond with the
                                          name as it appears upon the face of
                                          the within Note in every particular
                                          without alteration or enlargement or
                                          any change whatsoever and be
                                          guaranteed by the endorser's bank or
                                          broker.


Medallion Guarantee:
                     -----------------------

                                                                       EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

                Re: Norcross Safety Products L.L.C. and Norcross Capital Corp.(the "ISSUERS") 9 7/8% Senior Subordinated Notes due 2011 (the "NOTES")
                     ---------------------------------------------------------

                This Certificate relates to $_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Certificated Notes by ______ (the "TRANSFEROR").

The Transferor:

                / /     has requested by written order that the Registrar
deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

                / /     has requested by written order that the Registrar
exchange or register the transfer of a Certificated Note or Certificated Notes.

                In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), because*:

                / /     Such Note is being acquired for the Transferor's own
account, without transfer (in satisfaction of Section 2.16 of the Indenture).

                / /     Such Note is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

                / /     Such Note is being transferred to an institutional
"accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of EXHIBIT D to the Indenture.

                / /     Such Note is being transferred in reliance on Regulation
S under the Securities Act and a transfer certificate for Regulation S transfers in the form of EXHIBIT E to the Indenture accompanies this certification. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                / /     Such Note is being transferred in reliance on Rule 144
under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

                / /     Such Note is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional "accredited investor." An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.


                                       --------------------------------------
                                           [INSERT NAME OF TRANSFEROR]


                                       By:
                                           -------------------------------------
                                           [Authorized Signatory]


Date:
     ------------------------
*Check applicable box.

                                                                       EXHIBIT D

                   FORM OF TRANSFEREE LETTER OF REPRESENTATION

[      ]

Attention:  Corporate Trust Division

Ladies and Gentlemen:

                This certificate is delivered to request a transfer of $________ principal amount of the 9 7/8% Senior Subordinated Notes due 2011 of Norcross Safety Products L.L.C. and Norcross Capital Corp. (the "ISSUERS") and any guarantee thereof (the "NOTES"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                Name:
                      ----------------------------------------------------------
                Address:
                         -------------------------------------------------------
                Taxpayer ID Number:
                                    --------------------------------------------

                The undersigned represents and warrants to you that:

                1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "SECURITIES ACT")) purchasing Notes for our own account or for the account of such an institutional "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                2. We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary.

                3. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the "RESALE RESTRICTION TERMINATION DATE") that is two years after the later of the original issuance of the Notes and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Issuers or any subsidiary of the Issuers, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act (c) inside the United States to an "institutional accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or
(f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Issuers and the Trustee.

                We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

                We represent that the Issuers and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

                As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

                THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:                                 TRANSFEREE:
       -----------

                                       By:
                                           -------------------------------------

                                                                       EXHIBIT E

                            Form of Certificate to Be
                             Delivered in Connection
                           with Regulation S Transfers


                                                           ---------------, ----

[       ]

Attention:  Corporate Trust Division

        Re: Norcross Safety Products L.L.C. and Norcross Capital Corp. 9 7/8% Senior Subordinated Notes due 2011 (the "Notes")
                 ----------------------------------------------------------

Ladies and Gentlemen:

                In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

                (1) the offer of the Notes was not made to a person in the United States;

                (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]


                                       By:
                                           -------------------------------------

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                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE

                SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as
of [    ], among [         ] (the "NEW GUARANTOR"), a subsidiary of Norcross
Safety Products L.L.C. (or its successor), a Delaware limited liability company (the "COMPANY"), Norcross Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), the Guarantors (the "EXISTING GUARANTORS") under the Indenture referred to below, and WILMINGTON TRUST COMPANY, as trustee under the Indenture referred to below (the "TRUSTEE").

                              W I T N E S S E T H :

                WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "INDENTURE"), dated as of August 13, 2003, providing for the issuance of their 9 7/8% Senior Subordinated Notes due 2011 (the "NOTES");

                WHEREAS, Section 4.20 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers' obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

                WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee, the Issuers and Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                1. DEFINITIONS. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Guarantors, to Guarantee the Issuers' obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

                3. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

                4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT

                                       F-1
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REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO
SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

                5. TRUSTEE MAKES NO REPRESENTATION. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuers.

                6. MULTIPLE COUNTERPARTS. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

                7. HEADINGS. The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                       F-2
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                IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed as of the date and year first above written.

                                       [NEW GUARANTOR]


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       NORCROSS SAFETY PRODUCTS L.L.C.


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       NORCROSS CAPITAL CORP.


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:

                                       F-3
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                                       EXISTING GUARANTORS:

                                       MORNING PRIDE MANUFACTURING L.L.C.
                                       NORTH SAFETY MEXICO HOLDINGS LLC
                                       NORTH SAFETY PRODUCTS INC.
                                       PRO-WARRINGTON L.L.C.


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:

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                                       WILMINGTON TRUST COMPANY
                                         as Trustee


                                       By:
                                            ------------------------------------
                                           Name:
                                           Title:

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